EXHIBIT 10.1

AMENDMENT NO. 4 AND WAIVER TO FINANCING AGREEMENT
AMENDMENT NO. 4 AND WAIVER TO FINANCING AGREEMENT, dated as of April 30, 2018 (this "Amendment"), to the Financing Agreement, dated as of September 24, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among Remark Holdings, Inc., a Delaware corporation (the "Parent"), each subsidiary of the Parent listed as a "U.S. Borrower" on the signature pages thereto (together with the Parent and each other Person that executes a Joinder Agreement (as defined therein) and becomes a "U.S. Borrower" thereunder, each a "U.S. Borrower" and, collectively, jointly and severally, the "U.S. Borrowers"), KanKan Limited, a company organized under the laws of the British Virgin Islands (the "BVI Borrower" and together with the U.S. Borrowers, each, a "Borrower" and, collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a "Guarantor" thereunder or otherwise guaranties all or any part of the Obligations (as defined therein), each a "Guarantor" and, collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and, collectively, the "Lenders"), MGG Investment Group LP ("MGG"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and MGG, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and, collectively, the "Agents").
WHEREAS, the Loan Parties have requested that the Lenders amend certain terms and conditions and waive certain provisions of the Financing Agreement as more fully set forth herein, and the Lenders are willing to amend certain terms and conditions and waive such provisions of the Financing Agreement on the terms set forth herein;
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments. The Financing Agreement is hereby amended to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~); and (ii) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Financing Agreement attached as Exhibit A hereto and made a part hereof for all purposes.

3. Waivers.

(a) Pursuant to the Quitclaim Agreement, dated as of October 24, 2017, by and among the Parent, Banks.com, Inc. ("Banks.com") and InterSearch Tax Solutions, Inc.

("Buyer"), the Parent and Banks.com sold to Buyer certain assets relating to e-file tax extension filing services (the "Tax Extension Services Sale"). The Loan Parties did not (i) obtain the prior written consent of the Required Lenders to consummate the Tax Extension Services Sale, (ii) apply the Net Cash Proceeds thereof in accordance with Section 2.05(c)(ii) or Section 2.05(c)(v) of the Financing Agreement, as applicable, and (iii) provide written notice of any mandatory prepayment in accordance with Section 2.05(e). The Loan Parties have requested the Agents and the Lenders to waive any Event of Default under any Loan Document that arose solely from the Tax Extension Services Sale and the applications of the Net Cash Proceeds thereof, including but not limited to any breach of Sections 2.05(c)(ii), 2.05(c)(v), 2.05(e) or 7.02(c)(ii) of the Financing Agreement, and the Agents and the Lenders hereby consent to such request so long as, within 10 Business Days of the Fourth Amendment Effective Date (or such later date as agreed to in writing by the Collateral Agent in its sole discretion), the Collateral Agent receives the promissory note received by the Loan Parties in connection with the Tax Extension Services Sale, accompanied by proper instrument of transfer.

(b) FileLater.com LLC and Tax Extension LLC were dissolved in March 2018. The Loan Parties did not obtain the written consent of the Required Lenders prior to such dissolutions. The Loan Parties have requested the Agents and the Lenders to waive any Event of Default under any Loan Document that arose solely from the dissolutions of FileLater.com LLC and Tax Extension LLC, including but not limited to any breach of Section 7.02(c)(i) of the Financing Agreement, and the Agents and the Lenders hereby consent to such request.

(c) RAAD Productions, LLC ("RAAD Productions") did not comply with Section 7.01(b) of the Financing Agreement with respect to its direct Subsidiary, RAAD Promotions, LLC, a California limited liability ("RAAD Promotions"), and Parent did not comply with Section 7.01(b) of the Financing Agreement with respect to the Specified Foreign Subsidiaries (as defined below). The Loan Parties have requested the Agents and the Lenders to waive any Event of Default under any Loan Document that arose solely from such noncompliance with Section 7.01(b) of the Financing Agreement with respect to RAAD Promotions and the Specified Foreign Subsidiaries, and the Agents and the Lenders hereby consent to such request so long as within 10 Business Days of the Fourth Amendment Effective Date (or such later date as agreed to in writing by the Collateral Agent in its sole discretion), the Collateral Agent receives (i) a pledge amendment, duly executed by RAAD Productions, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which 100% of the Equity Interests of RAAD Promotions is pledged to secure the Obligations and (ii) a pledge amendment, duly executed by the Parent, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which (A) 65% of the voting Equity Interests of HSW (HK) Inc. and KanKan Holdings Ltd. (together, the "Specified Foreign Subsidiaries") and 100% of the non-voting Equity Interests of the Specified Foreign Subsidiaries are pledged to secure the U.S. Obligations and (B) 100% of the Equity Interests of the Specified Foreign Subsidiaries are pledged to secure the BVI Obligations.

(d) The Loan Parties have executed the Material Contracts attached to the Material Contracts Certificate. The Administrative Borrower has failed to furnish to each Agent and each Lender within 5 days after execution thereof, copies of such Material Contracts as required under Section 4(d)(i) of the Side Letter. The Loan Parties have requested the Agents and the Lenders to waive any Event of Default under any Loan Document that arose solely from the Administrative Borrower's failure to comply with Section 4(d)(i) of the Side Letter with respect to such Material Contracts, and the Agents and the Lenders hereby consent to such request.

(e) The waivers in this Section 3 shall be effective only in this specific instance and for the specific purpose set forth herein and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

4. Representations and Warranties. Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. After giving effect to the waivers set forth in Section 3 above, the representations and warranties herein, in Article VI of the Financing Agreement (other than Section 6.01(z) solely relating to the CBG Acquisition and the CBG Acquisition Documents) and in each other Loan Document, certificate or other writing delivered by or on behalf of the Loan Parties to any Agent or any Lender pursuant to the Financing Agreement or any other Loan Document on or immediately prior to the Fourth Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, and to execute and deliver this Amendment, the Fee Letter (as amended and restated on the Fourth Amendment Effective Date) and the Side Letter (as amended and restated on the Fourth Amendment Effective Date) and to consummate the transactions contemplated hereby, by the Fee Letter (as amended and restated on the Fourth Amendment Effective Date), by the Side Letter (as amended and restated on the Fourth Amendment Effective Date) and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business in, and is in good standing in each jurisdiction where the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and be in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Authorization, Etc. The execution and delivery by each Loan Party of this Amendment, the Fee Letter (as amended and restated on the Fourth Amendment Effective Date), the Side Letter (as amended and restated on the Fourth Amendment Effective Date) and each other Loan Document to which it is or will be a party, and the performance by it of the Fee Letter (as amended and restated on the Fourth Amendment Effective Date), the Side Letter (as amended and restated on the Fourth Amendment Effective Date) and the Financing Agreement, as amended hereby, (i) are within the power and authority of such Loan Party and have been duly authorized by all necessary action, (ii) do not and will not contravene any of its Governing Documents, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except (solely for the purposes of this subclause (iv)) to the extent that such default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect and (v) do not contravene any applicable Requirement of Law or any Contractual Obligation binding on or otherwise affecting it or any of its properties, except (solely for the purposes of this subclause (v)) to the extent it could not reasonably be expected to have a Material Adverse Effect.

(d) Enforceability of Loan Documents. Each of this Amendment, the Fee Letter (as amended and restated on the Fourth Amendment Effective Date) and the Side Letter (as amended and restated on the Fourth Amendment Effective Date) is, and each other Loan Document, as amended hereby, to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by principles of equity.

(e) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution and delivery of this Amendment, the Fee Letter (as amended and restated on the Fourth Amendment Effective Date) and the Side Letter (as amended and restated on the Fourth Amendment Effective Date) and performance by any Loan Party of this Amendment, the Fee Letter (as amended and restated on the Fourth Amendment Effective Date), the Side Letter (as amended and restated on the Fourth Amendment Effective Date) and the other Loan Documents, as amended hereby.

5. Conditions to Effectiveness. This Amendment shall become effective as of the date when, and only when, all of the following conditions have been satisfied as determined in Collateral Agent's discretion (such date, the "Fourth Amendment Effective Date"):

(a) Collateral Agent shall have received this Amendment duly executed by the Loan Parties, each Agent and each Lender;

(b) Collateral Agent shall have received the Fee Letter (as amended and restated on the Fourth Amendment Effective Date), duly executed by the Borrowers and the Agents;

(c) Collateral Agent shall have received (i) the Side Letter (as amended and restated on the Fourth Amendment Effective Date), duly executed by the Administrative Borrower and the Collateral Agent, and (ii) the certificate of an Authorized Officer of the Administrative Borrower described in the last paragraph of Section 4(b) of the Side Letter (the "Material Contracts Certificate");

(d) The Borrowers shall have paid on or before the Fourth Amendment Effective Date all fees, costs and expenses then invoiced and payable, if any, pursuant to Section 2.06 (including fees provided for in the Fee Letter (as amended and restated on the Fourth Amendment Effective Date)) and 12.04 of the Financing Agreement;

(e) After giving effect to the waivers set forth in Section 3 above, the representations and warranties contained in this Amendment, in Article VI of the Financing Agreement (other than Section 6.01(z) solely relating to the CBG Acquisition and the CBG Acquisition Documents) and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the Fourth Amendment Effective Date are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct on and as of such earlier date in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to "materiality" or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms; and

(f) a certificate of an Authorized Officer of each Loan Party, certifying (A) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the transactions contemplated by this Amendment, the Fee Letter (as amended and restated on the Fourth Amendment Effective Date), the Side Letter (as amended and restated on the Fourth Amendment Effective Date) and the other Loan Documents, as amended hereby, to which such Loan Party is or will be a party, and (2) the execution and delivery of this Amendment, the Fee Letter (as amended and restated on the Fourth Amendment Effective Date), the Side Letter (as amended and restated on the Fourth Amendment Effective Date) and performance by such Loan Party of this Amendment, the Fee Letter (as amended and restated on the Fourth Amendment Effective Date), the Side Letter (as amended and restated on the Fourth Amendment Effective Date) and each other Loan Document, as amended hereby, to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith or therewith, and (B) as to the matters set forth in Section 5(e) above.

6. Covenants.

(a) Within 10 Business Days of the Fourth Amendment Effective Date (or such later date as agreed to in writing by the Collateral Agent in its sole discretion), the Collateral Agent shall have received an amendment, in form and substance reasonably satisfactory to the Collateral Agent, to the Deposit Account Control Agreement, dated as of December 18, 2015, by and among LV.com, LLC, the Collateral Agent and Bank of America, N.A. (the "Specified DACA") to provide that the account number of the account subject to the Specified DACA is 501014687772;

(b) Within 30 days of the Fourth Amendment Effective Date (or such later date as agreed to in writing by the Collateral Agent in its sole discretion), the Collateral Agent shall have received a Control Agreement with respect to (i) Casino Travel & Tours, LLC's account (account number 5010 1468 7785) with Bank of America, N.A. and (ii) CT&T Transportation, LLC's Checking account (account number 0049 6833 0753) with Bank of America, N.A.; and

7. Continued Effectiveness of the Financing Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Fourth Amendment Effective Date, all references in any such Loan Document to "the Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Agents and the Lenders, or to grant to the Collateral Agent, for the benefit of the Agents and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects and (d) with respect to each Loan Party that is a Guarantor, confirms and agrees that all of the provisions of and obligations under its Guaranty are hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Loans in accordance with the terms of Financing Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect, and nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Financing Agreement or instruments securing the same. Nothing expressed or implied in this Amendment shall be construed as a release or other discharge of any Loan Party under the Financing Agreement, or the other Loan Documents, as amended hereby, from any of its obligations and liabilities as a "Borrower", "Guarantor" or "Loan Party" thereunder. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Financing Agreement or any other Loan Document nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.

8. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing) and (b) the Agents and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Loan Parties, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agents and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agents and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the "Released Parties"), from any and all debts, claims, allegations, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case prior to the Fourth Amendment Effective Date, directly arising out of, connected with or related to the Financing Agreement or any other Loan Document or any act, event or transaction related or attendant thereto (other than this Amendment or the agreements of any Agent or any Lender contained therein) or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Loan Party represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby. The foregoing release does not release or discharge, or operate to waive performance by, the Agents or the Lenders of their express agreements and obligations stated in the Loan Documents on or after the Fourth Amendment Effective Date.

9. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an immediate Event of Default under the Financing Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been incorrect in any respect when made or deemed made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment (including, the covenants set forth in Section 6).

(e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

U.S. BORROWERS:

REMARK HOLDINGS, INC.
BANKS.COM, INC.
BIKINI.COM LLC
ROOMLIA, INC.
VEGAS.COM, LLC
By:	/s/ Douglas Osrow
	Name:	Douglas Osrow
	Title:	Chief Financial Officer

BVI BORROWER:

KANKAN LIMITED
By:	/s/ Kai-Shing Tao
	Name:	Kai-Shing Tao
	Title:	Director

GUARANTORS:

CASINO TRAVEL & TOURS, LLC
CTT TOURS, LLC
CT&T TRANSPORTATION, LLC
INTAC INTERNATIONAL, INC.
LV.COM, LLC
REMARK TRAVEL, INC.
SLAPTV LLC
REMARK HOLDINGS SPV, INC.
RAAD PRODUCTIONS, LLC
By:	/s/ Douglas Osrow
	Name:	Douglas Osrow
	Title:	Chief Financial Officer

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

MGG INVESTMENT GROUP LP By: MGG GP LLC, its general partner
By:	/s/ Kevin F. Griffin
	Name:	Kevin F. Griffin
	Title:	Chief Executive Officer

LENDERS:

MGG FUNDING II LLC
By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG SPECIALTY FINANCE FUND LP
By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG SF EVERGREEN FUND LP
By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG SF EVERGREEN MASTER FUND (CAYMAN) LP
By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG OFFSHORE FUNDING I LLC
By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG SF DRAWDOWN UNLEVERED FUND LP
By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG SF EVERGREEN UNLEVERED FUND LP
By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG CANADA FUND LP
By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

MGG SF DRAWDOWN MASTER FUND (CAYMAN) LP
By:	/s/ Kevin Griffin
	Name:	Kevin Griffin
	Title:	Chief Executive Officer and Chief Investment Officer

EXHIBIT A

Financing Agreement

[See attached]

~~EXECUTION VERSION~~Execution Version
Conformed Copy through Amendment No. ~~3~~4

FINANCING AGREEMENT

Dated as of September 24, 2015

by and among

REMARK ~~MEDIA~~HOLDINGS, INC.,
AND EACH SUBSIDIARY OF REMARK ~~MEDIA~~HOLDINGS, INC.
LISTED AS A BORROWER
ON THE SIGNATURE PAGES HERETO
as Borrowers,

EACH SUBSIDIARY OF REMARK ~~MEDIA~~HOLDINGS, INC.
LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

MGG INVESTMENT GROUP LP,
as Collateral Agent and as Administrative Agent

DOC ID - 27822767.5

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DOC ID - 27822767.5	i

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DOC ID - 27822767.5	ii

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DOC ID - 27822767.5	iii

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SCHEDULES AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders' Commitments

Schedule 6.01(e)	Capitalization; Subsidiaries

Schedule 6.01(l)	Nature of Business

Schedule 6.01(q)	Environmental Matters

Schedule 6.01(r)	Insurance

Schedule 6.01(u)	Intellectual Property

Schedule 6.01(y)	Credit Card Agreements

Schedule 7.02(a)	Existing Liens

Schedule 7.02(b)	Existing Indebtedness

Schedule 7.02(e)	Existing Investments

Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions

Schedule 8.01	Cash Management Accounts

Exhibit A    Form of Joinder Agreement
Exhibit B    Form of Assignment and Acceptance
Exhibit C    Form of Notice of Borrowing
Exhibit D    Form of Key Operating Metrics Report
Exhibit E    Form of Modified Reporting Statement
Exhibit F    Form of Modified Aging Report

DOC ID - 27822767.5	iv

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FINANCING AGREEMENT
Financing Agreement, dated as of September 24, 2015, by and among Remark ~~Media~~Holdings, Inc., a Delaware corporation (the "Parent"), each subsidiary of the Parent listed as a "U.S. Borrower" on the signature pages hereto (together with the Parent and each other Person that executes a joinder agreement and becomes a "U.S. Borrower" hereunder, each a "U.S. Borrower" and, collectively, the "U.S. Borrowers"), KanKan Limited, a company organized under the laws of the British Virgin Islands (the "BVI Borrower", and together with the U.S. Borrowers, each a "Borrower" and, collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a "Guarantor" hereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a "Guarantor" and, collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), MGG Investment Group LP ("MGG"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and MGG, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and, collectively, the "Agents").
RECITALS
On the Effective Date (as hereinafter defined), the Lenders extended credit to the U.S. Borrowers consisting of (a) an Initial Loan (as hereinafter defined) in the aggregate principal amount of $27,500,000, the proceeds of which were used to finance a portion of the cash consideration for the Vegas.com Acquisition (as hereinafter defined), for general working capital purposes of the U.S. Borrowers and to pay fees and expenses related to this Agreement and the Vegas.com Acquisition.
On the First Amendment Effective Date (as hereinafter defined), the BVI Borrower has asked the Lenders to make an Additional Loan (as hereinafter defined) to the BVI Borrower in the aggregate principal amount of $8,000,000, the proceeds of which shall be used to finance a portion of the cash consideration for the CBG Acquisition (as hereinafter defined), for general working capital purposes of the BVI Borrower and the CBG Subsidiaries (as hereinafter defined) and to pay fees and expenses related to the First Amendment (as hereinafter defined) and the CBG Acquisition.
The Lenders are severally, and not jointly, willing to extend such credit to the applicable Borrowers subject to the terms and conditions hereinafter set forth.
In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

DOC ID - 27822767.5

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ARTICLE I

DEFINITIONS; CERTAIN TERMS

Section 1.01    Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:
"Account Debtor" means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person, including any Credit Card Issuer or Credit Card Processor.
"Acquisition" means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.
"Action" has the meaning specified therefor in Section 12.12.
"Additional Amount" has the meaning specified therefor in Section 2.09(a).
"Additional Loan" means the loans made by the Lenders to the BVI Borrower on the First Amendment Effective Date pursuant to Article II hereof.
"Additional Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make the Additional Loan to the BVI Borrower on the First Amendment Effective Date in the amount set forth opposite such Lender's name under the heading "Additional Loan Commitment" on Schedule 1.01(A) hereto, or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.
"Additional Loan Make-Whole Amount" means, as of any date of determination, an amount equal to (i) the difference between (A) the aggregate amount of interest (including, without limitation, interest payable in cash, in kind or deferred) which would have otherwise been payable on the principal amount of the Additional Loan paid on such date (or in the case of an Applicable Premium Trigger Event specified in clauses (b), (c) or (d) of the definition thereof, the principal amount of the Additional Loan outstanding on such date) from the date of the occurrence of the Applicable Premium Trigger Event until the ~~twenty-four~~twelve (~~24~~12) month anniversary of the ~~First~~Fourth Amendment Effective Date, minus (B) the aggregate amount of interest the Lenders would earn if the principal amount of the Additional Loan paid on such date (or in the case of an Applicable Premium Trigger Event specified in clauses (b), (c) or (d) of the definition thereof, the principal amount of the Additional Loan outstanding on such date) were reinvested for the period from the date of the occurrence of the Applicable Premium Trigger Event until the ~~twenty-four~~twelve (~~24~~12) month anniversary of the ~~First~~Fourth Amendment Effective Date at the Treasury Rate plus (ii) an amount equal to 3% times the aggregate amount of all Obligations in respect of the Additional Loan paid on such date (or, in the case of an Applicable Premium Trigger Event specified in clauses (b), (c) or (d) of the definition thereof, the aggregate amount of all Obligations in respect of the Additional Loan outstanding on such date); provided, that, notwithstanding any of the foregoing,

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the Additional Loan Make-Whole Amount shall mean zero if the Specified Condition has been satisfied on or prior to the occurrence of the Applicable Premium Trigger Event.
"Administrative Agent" has the meaning specified therefor in the preamble hereto.
"Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.
"Administrative Borrower" has the meaning specified therefor in Section 4.05.
"Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.
"Agent" has the meaning specified therefor in the preamble hereto.
"Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.
"Annualized Basis" shall mean, for purposes of calculating the Consolidated EBITDA of the Parent and its Subsidiaries (or Vegas.com and its Subsidiaries, as applicable), (a) for the period ending December 31, 2015, an amount equal to Consolidated EBITDA for the three-month period ending December 31, 2015 times four (4), (b) for the period ending March 31, 2016, an amount equal to Consolidated EBITDA for the six-month period ending March 31, 2016 times two (2), and (c) for the period ending June 30, 2016, an amount equal to Consolidated EBITDA for the nine-month period ending June 30, 2016 times four-thirds (4/3).
"Anti-Corruption Laws" has the meaning specified therefor in Section 6.01(bb).
"Anti-Money Laundering and Anti-Terrorism Laws" means any Requirement of Law relating to terrorism, economic sanctions or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), and the implementing regulations promulgated thereunder, (c) the USA PATRIOT Act and the implementing regulations promulgated thereunder, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury's Office of Foreign Assets Control ("OFAC"), (e) any law prohibiting or directed against terrorist activities or the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and (f) any similar laws enacted in the United

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States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws have been, or shall hereafter be, amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.
"Applicable Margin" means, as of any date of determination, with respect to the interest rate of (a) any LIBOR Rate Loan, ~~10.00~~8.50%, and (b) any Reference Rate Loan, ~~8.75~~7.25%.
"Applicable Premium" means, as of the date of the occurrence of an Applicable Premium Trigger Event:
~~(a)~~    during the period of time from and after the Fourth Amendment Effective Date up to and including the ~~First~~date that is the first anniversary of the Fourth Amendment Effective Date (the "First Period"), an amount equal to the ~~Initial Loan Make-Whole Amount,~~
(a)    ~~(b)    during the period of time after the First Period up to and including September 24, 2017 (the "Second Period"), an amount equal to the~~ sum of (~~A~~i) the Initial Loan Make-Whole Amount, plus (~~B~~ii) the Additional Loan Make-Whole Amount, and
~~(c)    during the period of time after the Second Period up to and including March 24, 2018 (the "Third Period"), an amount equal to the sum of (A) 3.00% times the aggregate amount of all Obligations in respect of the Initial Loan outstanding on (or, in the case of an Applicable Premium Trigger Event described in clause (a) of the definition thereof, paid on) the date of such Applicable Premium Trigger Event (other than the Applicable Premium), plus (B) the Additional Loan Make-Whole Amount,~~
~~(d)    during the period of time after the Third Period up to and including the second anniversary of the First Amendment Effective Date (the "Fourth Period"), an amount equal to the Additional Loan Make-Whole Amount, and~~
(b)    ~~(e)~~    after the ~~Fourth~~First Period, zero.
"Applicable Premium Trigger Event" means
(a)    any payment by any Loan Party of all, or any part, of the principal balance of the Loan for any reason (including, but not limited to, any optional prepayment or mandatory prepayment) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations; provided, however, that no mandatory prepayment made pursuant to Section 2.05(c)(i) ~~or~~, Section 2.05(c)(iv) or Section 2.05(c)(vi) shall constitute an Applicable Premium Trigger Event~~.~~;

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(b)    the acceleration of the Obligations for any reason, including, but not limited to, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding;
(c)    the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to any Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or
(d)    the termination of this Agreement for any reason.
"Ashford" means Ashford Capital Partners, L.P., a Delaware limited liability company.
"Asset Value" means, at any time, the fair market value (net of estimated expenses of sale) of (a) the assets of the Parent and its Subsidiaries taken as a whole, (b) any Specified Asset, or (c) the Sharecare Equity, in each case, as determined from time to time (but not more frequently than once per calendar month) by the Collateral Agent in good faith (as defined in the UCC) and notified to the Administrative Borrower in writing. Each determination by the Collateral Agent of Asset Value shall be conclusive and binding for all purposes in the absence of manifest error and the Loan Parties irrevocably waive the right to object to any determination made by the Collateral Agent in the absence of manifest error.
"Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent (and the Administrative Agent, if applicable), in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Collateral Agent.
"Authorized Officer" means, with respect to any Person, the chief executive officer, chief operating officer, chief financial officer, treasurer or other financial officer performing similar functions, president or executive vice president of such Person.
"Bank of America Loan Agreement" means the Loan Agreement, dated as of July 30, 2010 between Bank of America, N.A. and Vegas.com, as amended and restated on the Effective Date.
"Bank of America Loan Documents" means each of the documents executed and delivered in connection with the Bank of America Loan Agreement.
"Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.
"Blocked Person" means any Person:
(a)    that (i) is identified on the list of "Specially Designated Nationals and Blocked Persons" published by OFAC; (ii) resides, is organized or chartered, or has a place of business in a

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country or territory that is the subject of an OFAC Sanctions Program; or (iii) a United States Person is prohibited from dealing or engaging in a transaction with under any of the Anti-Money Laundering and Anti-Terrorism Laws; and
(b)    that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above.
"Bloomberg" means Bloomberg Financial Markets.
"Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).
"Board Observer" has the meaning specified therefor in Section 7.01(r).
"Board of Directors" means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.
"BOD Meeting" has the meaning specified therefor in Section 7.01(r).
"Borrowers" has the meaning specified therefor in the preamble hereto.
"Business Day" means (a) for all purposes other than as described in clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, and (b) with respect to the borrowing, payment or continuation of, or determination of interest rate on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.
"BVI Borrower" has the meaning specified therefor in the preamble hereto.
"BVI Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by the BVI Borrower or any of its Subsidiaries upon which a Lien is granted or purported to be granted by the BVI Borrower or any of its Subsidiaries as security for all or any part of the BVI Obligations.
"BVI Loan Party" means the BVI Borrower.
"BVI Obligations" means (a) the Obligations of the BVI Borrower with respect to the Additional Loan and all other amounts from time to time owing by any BVI Loan Party with respect to the Additional Loan under any of the Loan Documents, and (b) all Obligations to the extent incurred by or related to the BVI Borrower and/or its Subsidiaries; provided that for the avoidance of doubt, the term "BVI Obligations" shall not include any U.S. Obligations.

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"Capital Expenditures" means, with respect to any Person for any period, the sum of (a) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations that are paid or due and payable during such period and (b) to the extent not covered by clause (a) above, (i) all amounts paid or payable by the Parent or any of its Subsidiaries during such period pursuant to the LasVegas.com License Agreement, and (ii) the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Equity Interests of, any other Person; provided that the term "Capital Expenditures" shall not include any such expenditures which constitute (x) a Permitted Acquisition or (y) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period).
"Capitalized Lease" means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.
"Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
"Cash Collateral Account" means a Deposit Account in the name of the Parent that is subject to a Control Agreement in favor of the Collateral Agent (in form and substance reasonably satisfactory to the Collateral Agent), pursuant to which the Collateral Agent has exclusive control and dominion over such Deposit Account.
"Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P‑1 by Moody's or A‑1 by Standard & Poor's; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's, in each case, maturing within 270 days from the date of acquisition

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thereof; and (g) in the case of any Foreign Subsidiary, cash and cash equivalents that are substantially equivalent in such jurisdiction to those described in clauses (a) through (f) above in respect of each country that is a member of the Organization for Economic Co-operation and Development.
"Cash Management Accounts" means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.
"Cash Management Bank" has the meaning specified therefor in Section 8.01(a).
"CBG" means China Branding Group Ltd, an exempted company incorporated under the laws of the Cayman Islands.
"CBG Acquisition" means the acquisition by the BVI Borrower of 100% of the Equity Interests of the CBG Subsidiaries pursuant to the CBG Acquisition Documents.
"CBG Acquisition Agreement" means the Second Amended and Restated Asset and Securities Purchase Agreement, dated as of September 20, 2016, by and among CBG, the Joint Official Liquidators, Seller Management, the CBG Subsidiaries, the BVI Borrower and the Parent.
"CBG Acquisition Documents" means the CBG Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith.
"CBG Registration Rights Agreement" means the Registration Rights Agreement, dated as of the First Amendment Effective Date, in form and substance satisfactory to the Agents, by and between the Parent and the CBG Warrant Recipients, with respect to the registration rights of the CBG Warrant Recipients with respect to the CBG Warrant Stock that the CBG Warrant Recipients may acquire and the anti-dilution and tag-along provisions applicable thereto.
"CBG Subsidiaries" means (a) Fanstang (Shanghai) Entertainment Information Consulting Co. Ltd., a company incorporated under the laws of Hong Kong and (b) China SNS Group Limited, a company incorporated under the laws of Hong Kong.
"CBG Warrant Recipients" means, collectively, MGG Specialty Finance Fund LP, MGG SF Evergreen Fund LP and MGG SF Evergreen Master Fund (Cayman) LP.
"CBG Warrants" means the warrants issued to the CBG Warrant Recipients on the First Amendment Effective Date to purchase Equity Interests of the Parent, which warrants shall be in form and substance satisfactory to the CBG Warrant Recipients.
"CBG Warrant Stock" has the meaning assigned to the term "Warrant Stock" in the CBG Warrants.
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any

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Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.
"Change of Control" means each occurrence of any of the following:
i.the Permitted Holders cease to beneficially and of record own and control, directly or indirectly, at least 20% of the aggregate outstanding voting or economic power of the Equity Interests of the Parent;
ii.during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (or its direct or indirect ultimate parent holding company) (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent (or its direct or indirect ultimate parent holding company) was approved by a vote of at least a majority of the directors of the Parent (or its direct or indirect ultimate parent holding company) then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent (or its direct or indirect ultimate parent holding company);
iii.the Parent shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.02(c) that results in the disposition of 100% of the Equity Interests in such Loan Party or Subsidiary), free and clear of all Liens (other than Permitted Specified Liens); or
iv.Kai-Shing Tao shall cease to be involved in the day to day operations and management of the business of the Loan Parties, and a successor reasonably acceptable to the Collateral Agent and the Lenders is not appointed on terms reasonably acceptable to the Collateral Agent and the Required Lenders within 45 days of such cessation of involvement; or
v.a "Change of Control" (or any comparable term or provision) under or with respect to (i) any of the Equity Interests of the Parent or (ii) any Indebtedness of the Parent or any of its Subsidiaries having a principal amount in excess of $100,000.
"Closing Sale Price" means, for any security as of any date, the last closing bid price for such security on the Principal Market, as reported by Bloomberg; provided, that, Closing Sale Price shall mean (i) if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, (ii), if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price

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of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, (iii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, and (iv) if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Administrative Borrower and the Administrative Agent. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
"Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.
"Collateral Agent" has the meaning specified therefor in the preamble hereto.
"Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).
"Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).
"Commitment" means with respect to each Lender, collectively, (a) the Initial Loan Commitment of such Lender, and (b) the Additional Loan Commitment of such Lender.
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
"Common Stock" means (a) the Parent's shares of common stock, par value $0.001 per share, and (b) any stock capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.
"Compliance Certificate" has the meaning assigned to such term in Section 7.01(a)(iv).
"Consolidated EBITDA" means, with respect to any Person for any period:
(a)    the Consolidated Net Income of such Person for such period, plus
(b)    without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period:
(i)    any provision for United States federal income taxes or other taxes measured by net income,

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(ii)    Consolidated Net Interest Expense,
(iii)    any loss from extraordinary items in an aggregate amount not to exceed the amount approved in writing by the Collateral Agent prior to the date on which the financial statements for such period are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(i), (ii) or (iii) hereof, as applicable,
(iv)    any depreciation and amortization expense,
(v)    any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,
(vi)    any fees or expenses paid in connection with the Vegas.com Acquisition, and/or in connection with the execution and delivery of the Loan Documents on the Effective Date, in each case, to the extent paid in cash during such period, in an aggregate amount not to exceed the amount approved in writing by the Collateral Agent prior to the date on which the financial statements for such period are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(i), (ii) or (iii) hereof, as applicable,
(vii)    any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory),
(viii)    amounts paid pursuant to the terms of the LasVegas.com License Agreement during such period, and
(ix)    any fees or expenses incurred in connection with the CBG Acquisition, and/or in connection with the First Amendment, in each case, to the extent accrued during such period, in an aggregate amount not to exceed the amount approved in writing by the Collateral Agent prior to the date on which the financial statements for such period are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(i), (ii) or (iii) hereof, as applicable, minus
(c)    without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:
(i)    any credit for United States federal income taxes or other taxes measured by net income,
(ii)    any gain from extraordinary items,
(iii)    any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business, and

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(iv)    any other non-cash gain, including any reversal of a charge referred to in clause (b)(vii) above by reason of a decrease in the value of any Equity Interest;
in each case, determined on a consolidated basis in accordance with GAAP.
"Consolidated Net Income" means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.
"Consolidated Net Interest Expense" means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.
"Contingent Indemnity Obligations" means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.
"Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such

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primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
"Control Agreement" means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant "control" (as defined under the applicable UCC) over such account to the Collateral Agent.
"Controlled Investment Affiliate" means, as to any Person, any other Person that (a) is controlled by such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
"Credit Card Acknowledgments" means, with respect to the Loan Parties, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of the Collateral Agent acknowledging the Collateral Agent's first priority lien on and security interest in the monies due and to become due to the Loan Parties (including credits and reserves) under the Credit Card Agreements of such Loan Parties, and agreeing to transfer all such amounts to a Cash Management Account subject to a Control Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
"Credit Card Agreements" means, with respect to the Loan Parties, all agreements (other than Credit Card Acknowledgments) now or hereafter entered into by any Loan Party with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 6.01(y).
"Credit Card Issuer" means any Person (other than any Loan Party) who issues or whose members issue credit or debit cards, including, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA,

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U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.
"Credit Card Processor" means, with respect to each Loan Party, any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Loan Party's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.
"Credit Card Receivables" means, with respect to each Loan Party, collectively, (a) all present and future rights of such Loan Party to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card and (b) all present and future rights of such Loan Party to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.
"Current Value" has the meaning specified therefor in Section 7.01(m).
"Debtor Relief Law" means (a) the Bankruptcy Code, (b) with respect to the BVI Borrower, the Insolvency Act, 2003 (British Virgin Islands) and the Insolvency Rules, 2005 (British Virgin Islands) and (c) any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.
"Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
"Defaulting Lender" means any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified the Administrative Borrower, or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative

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Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Administrative Borrower and each Lender.
"DigiPac" means DigiPac, LLC, a Delaware limited liability company.
"Disbursement Letter" means a disbursement letter, in form and substance satisfactory to the Collateral Agent, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Effective Date.
"Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, "Disposition" shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification and the return of any deposits or pledges required to be returned upon the termination of such contract) and (c) any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party.
"Disqualified Equity Interests" means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of

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control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the Final Maturity Date.
"Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.
"Domain Assets" means internet domain names, internet protocol addresses and related rights, assets and agreements.
"Domain Name Control Agreement" means a Domain Name Control Agreement, by and among a Loan Party that is the owner of Domain Assets, the Collateral Agent and the applicable domain name registrar, in each case, in form and substance reasonably satisfactory to the Collateral Agent.
"Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
"Effective Date" has the meaning specified therefor in Section 5.01.
"Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the 6 calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.
"Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.
"Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection

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of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.
"Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.
"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
"Equity Documents" means each of the following:
(a)    the Registration Rights Agreement, duly executed by the Parent;
(b)    the Warrants, duly executed by the Parent;
(c)    the CBG Registration Rights Agreement, duly executed by the Parent; and
(d)    the CBG Warrants, duly executed by the Parent.
"Equity Interests" means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.
"Equity Issuance" means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Parent of any cash capital contributions.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
"ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which

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would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.
"Event of Default" has the meaning specified therefor in Section 9.01.
"Excess Cash Flow" means, with respect to any Person for any period, (a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less (b) the sum of, without duplication, (i) all cash principal payments (excluding any principal payments made pursuant to Section 2.05(c)) on the Loans made during such period, and all cash principal payments on Indebtedness (other than Indebtedness incurred under this Agreement) of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement (but, in the case of revolving loans, only to the extent that the revolving credit commitment in respect thereof is permanently reduced by the amount of such payments), (ii) all Consolidated Net Interest Expense to the extent paid or payable in cash during such period, (iii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness or through an Equity Issuance), (iv) all scheduled loan servicing fees and other similar fees in respect of Indebtedness of such Person or any of its Subsidiaries paid in cash during such period, to the extent such Indebtedness is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (v) income taxes paid in cash by such Person and its Subsidiaries for such period and (vi) the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period).
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Excluded Account" means (a) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party's employees and (b) any Petty Cash Accounts.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.09(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

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"Executive Order No. 13224" means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
"Existing Indebtedness" means, collectively, the Indebtedness established or evidenced by the following documents:
(a)    the Demand Promissory Note, dated as of September 11, 2014, made by the Parent to the order of DigiPac, in the original face amount of $350,000;
(b)    the Senior Secured Convertible Term Note, dated as of January 29, 2014, made by the Parent to the order of DigiPac, in the original face amount of $3,500,000;
(c)    the Senior Secured Convertible Term Note, dated as of November 14, 2013, made by the Parent to the order of DigiPac, in the original face amount of $2,500,000;
(d)    the Convertible Promissory Note, dated as of December 17, 2014, made by the Parent to the order of Ashford in the original face amount of $3,000,000;
(e)    the Convertible Promissory Note, dated as of March 13, 2015, made by the Parent to the order of Ashford in the original face amount of $300,000; and
(f)    the Term Note, dated as of August 31, 2015, made by the Parent to the order of Ashford in the original face amount of $1,000,000.
"Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(ii) or (iii) hereof), including, without limitation, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (d) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of the Parent or any of its Subsidiaries or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any costs previously incurred or any payment previously made by such Person) and (e) any purchase price adjustment received in connection with any purchase agreement including, without limitation, the Vegas.com Acquisition Agreement.
"Facility" means any New Facility hereafter acquired by the Parent or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.
"FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.
"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official

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interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
"FCPA" has the meaning specified therefor in Section 6.01(bb).
"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
"Fee Letter" means the fourth amended and restated fee letter, dated as of the ~~Effective Date, as amended and restated as of the Third~~Fourth Amendment Effective Date, among the Borrowers and the Agents.
"Final Maturity Date" means September ~~24~~30, ~~2018~~2020.
"Financial Statements" means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2014, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, (b) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the six months ended June 30, 2015, and the related consolidated statement of operations and cash flows for the six months then ended, (c) the audited consolidated balance sheet of Vegas.com and its Subsidiaries for the Fiscal Year ended December 31, 2014, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (d) the unaudited consolidated balance sheet of Vegas.com and its Subsidiaries for the six months ended June 30, 2015, and the related consolidated statement of operations for the six months then ended.
"First Amendment" means Amendment No. 1 to Financing Agreement, dated as of September 20, 2016, among the Borrowers, the Guarantors, the Lenders, and the Agents.
"First Amendment Disbursement Agreement" shall mean the Disbursement Agreement, dated as of the First Amendment Effective Date, by and among the Loan Parties, the Agents and the Lenders, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the making of the Additional Loan on the First Amendment Effective Date.
"First Amendment Effective Date" shall have the meaning specified therefor in Section 5 of the First Amendment.
"Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31st of each year.
"Foreign Official" has the meaning specified therefor in Section 6.01(bb).

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"Foreign Sovereign Immunities Act" means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611), as amended.
"Foreign Subsidiary" means any Subsidiary of the Parent that is not a Domestic Subsidiary.
"Fourth Amendment" means Amendment No. 4 and Waiver to Financing Agreement, dated as of April 30, 2018, among the Borrowers, the Guarantors, the Lenders, and the Agents.
"Fourth Amendment Effective Date" has the meaning specified therefor in Section 4 of the Fourth Amendment.
"Funding Losses" has the meaning specified therefor in Section 2.08(a).
"GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided further that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.
"Governing Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.
"Governmental Authority" means any nation or government, any foreign, Federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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"Guaranteed Obligations" has the meaning specified therefor in Section 11.01.
"Guarantor" means (a) each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.
"Guaranty" means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.
"Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.
"Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
"Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
"Holdout Lender" has the meaning specified therefor in Section 12.02(b).
"Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (a) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation

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until such obligation appears in the liabilities section of the balance sheet of such Person); (a) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (a) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (a) all Capitalized Lease Obligations of such Person; (a) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (a) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (a) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (a) all Contingent Obligations; (a) all Disqualified Equity Interests; and (a) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.
"Indemnified Matters" has the meaning specified therefor in Section 12.15.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
"Indemnitees" has the meaning specified therefor in Section 12.15.
"Initial Loan" means the loans made by the Lenders to the U.S. Borrowers on the Effective Date pursuant to Article II hereof.
"Initial Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make the Initial Loan on the Effective Date in the amount set forth opposite such Lender's name under the heading "Initial Loan Commitment" on Schedule 1.01(A) hereto, or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.
"Initial Loan Make-Whole Amount" means, as of any date of determination, an amount equal to (i) the difference between (A) the aggregate amount of interest (including, without limitation, interest payable in cash, in kind or deferred) which would have otherwise been payable on the principal amount of the Initial Loan paid on such date (or in the case of an Applicable Premium Trigger Event specified in clauses (b), (c) or (d) of the definition thereof, the principal amount of the Initial Loan outstanding on such date) from the date of the occurrence of the Applicable Premium Trigger Event until the ~~twenty-four~~twelve (~~24~~12) month anniversary of the Fourth Amendment Effective Date, minus (B) the aggregate amount of interest the Lenders would earn if the principal

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amount of the Initial Loan paid on such date (or in the case of an Applicable Premium Trigger Event specified in clauses (b), (c) or (d) of the definition thereof, the principal amount of the Initial Loan outstanding on such date) were reinvested for the period from the date of the occurrence of the Applicable Premium Trigger Event until the ~~twenty-four~~twelve (~~24~~12) month anniversary of the Fourth Amendment Effective Date at the Treasury Rate plus (ii) an amount equal to 3% times the aggregate amount of all Obligations in respect of the Initial Loan paid on such date (or, in the case of an Applicable Premium Trigger Event specified in clauses (b), (c) or (d) of the definition thereof, the aggregate amount of all Obligations in respect of the Initial Loan outstanding on such date); provided, that, notwithstanding any of the foregoing, the Initial Loan Make-Whole Amount shall mean zero if the Specified Condition has been satisfied on or prior to the occurrence of the Applicable Premium Trigger Event.
"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.
"Insurance Receipts" means any cash received by the Parent or any of its Subsidiaries consisting of (a) proceeds of insurance (other than to the extent such insurance proceeds are (i) immediately payable to a Person that is not the Parent or any of its Subsidiaries in accordance with applicable Requirements of Law or with Contractual Obligations entered into in the ordinary course of business or (ii) received by the Parent or any of its Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior to the receipt thereof directly related to the event resulting from the payment of such proceeds), and (b) condemnation awards (and payments in lieu thereof).
"Intellectual Property" has the meaning specified therefor in the Security Agreement.
"Intellectual Property Contracts" means all agreements concerning Intellectual Property, including without limitation license agreements, technology consulting agreements, confidentiality agreements, co-existence agreements, consent agreements and non-assertion agreements.
"Intercompany Subordination Agreement" means an Intercompany Subordination Agreement made by the Parent and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.
"Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the automatic continuation of a LIBOR Rate Loan) and ending 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(d) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding

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day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 3 months after the date on which the Interest Period began.
"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.
"Inventory" means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.
"Investment" means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.
"Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b).
"LasVegas.com License Agreement" means the Mark and Domain Name License Agreement, dated as of June 10, 2005, by and between Stephens Media Intellectual Property, LLC, a Delaware limited liability company, and, as to Sections 9.5 and 14.8 thereof only, DR Partners, a Nevada General Partnership, d/b/a Stephens Media Group, and Vegas.com, LLC, a Nevada limited liability company and Greenspun Media Group, a Nevada corporation, and as to Sections 9.5, 10 and 14.7 thereof only, Las Vegas Sun, Inc., a Nevada corporation.
"Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.
"Lender" has the meaning specified therefor in the preamble hereto.
"Letter of Credit Facility Agreement" means the Bank of America Loan Agreement or any substitute agreement therefor that is reasonably acceptable to the Collateral Agent, providing for the issuance of letters of credit, surety bonds and/or other similar instruments thereunder.
"LIBOR" means, with respect to any LIBOR Rate Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other

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Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the "Screen Rate"), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an "Impacted Interest Period") with respect to Dollars, then the LIBOR Rate shall be the Interpolated Rate at such time. "Interpolated Rate" means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time. Notwithstanding anything herein to the contrary, if "LIBOR" shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the greater of (a) the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (i) LIBOR for such Interest Period by (ii) 100% minus the Reserve Percentage and (b) 1.00%. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.
"LIBOR Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.
"Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.
"Loan" means the Initial Loan made by the Lenders to the U.S. Borrowers on the Effective Date and the Additional Loan made by the Lenders to the BVI Borrower on the First Amendment Effective Date, in each case pursuant to Article II hereof.
"Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the U.S. Borrowers, in which the U.S. Borrowers will be charged with all ~~U.S.~~ Initial Loans made to, and all other Obligations incurred by, the U.S. Borrowers, and with respect to the BVI Borrower, in which the BVI Borrower will be charged with all ~~BVI~~Additional Loans made to, and all other Obligations incurred by, the BVI Borrower.
"Loan Document" means this Agreement, any Control Agreement, any Credit Card Acknowledgment, the Disbursement Letter, any Domain Name Control Agreement, the Fee Letter,

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any Guaranty, the Intercompany Subordination Agreement, any Joinder Agreement, any Mortgage, any Security Agreement, the ~~Shareholder Letter, the~~ Side Letter, any UCC Filing Authorization Letter, the Vegas.com Acquisition Collateral Assignment, any VCOC Management Rights Agreement, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation, but excluding, for the avoidance of doubt, the Equity Documents.
"Loan Party" means any Borrower and any Guarantor.
"Make-Whole Amount" means the Initial Loan Make-Whole Amount and/or the Additional Loan Make-Whole Amount, as applicable.
"Material Adverse Effect" means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on Collateral having a fair market value in excess of $375,000.
"MGG" has the meaning specified therefor in the preamble hereto.
"Moody's" means Moody's Investors Service, Inc. and any successor thereto.
"Mortgage" means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.
"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding 6 years.
"Net Cash Proceeds" means, with respect to, any issuance or incurrence of any Indebtedness, any Disposition or the receipt of any Extraordinary Receipts or Insurance Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Insurance Receipts, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax

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sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.
"New Facility" has the meaning specified therefor in Section 7.01(m).
"New Lending Office" has the meaning specified therefor in Section 2.09(e)
"Non-U.S. Lender" has the meaning specified therefor in Section 2.09(e).
"Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).
"Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person. For the avoidance of doubt, (i) except to the extent otherwise provided in any other Loan Document, "Obligations" shall not include any obligations under the Equity Documents, and (ii) with respect to the obligation of any BVI Loan Party to pay the Obligations, the term "Obligations" shall not include the U.S. Obligations.
"OFAC Sanctions Programs" means (a) the Requirements of Law and Executive Orders administered by OFAC, including, without limitation, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.
"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

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"Parent" has the meaning specified therefor in the preamble hereto.
"Participant Register" has the meaning specified therefor in Section 12.07(i).
"Payment Office" means the Administrative Agent's office located at 888 7th Avenue, New York, New York 10106, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.
"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.
"Perfection Certificate" means a certificate in form and substance satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.
"Permitted Acquisition" means any Acquisition by a Loan Party to the extent that each of the following conditions shall have been satisfied:
(a)    no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;
(b)    the Borrowers shall have furnished to the Agents at least 10 Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may reasonably request, including, without limitation, executed counterparts of the respective agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of the Parent and its Subsidiaries after the consummation of such Acquisition, (iii) a certificate of the chief financial officer of the Parent, demonstrating on a pro forma basis compliance, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, with all covenants set forth in Section 7.03 hereof after the consummation of such Acquisition, and (iv) copies of such other agreements, instruments or other documents as any Agent shall reasonably request;
(c)    the agreements, instruments and other documents referred to in paragraph (c) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

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(d)    such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned by a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;
(e)    the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition (except to the extent otherwise approved in writing by the Agents);
(f)    the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties' and their Subsidiaries' total assets), or the Person whose Equity Interests are being acquired, are engaged in a Permitted Business;
(g)    the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States;
(h)    such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, the Parent or any of its Subsidiaries or an Affiliate thereof;
(i)    any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition; and
(j)    the Purchase Price payable in respect of (i) any single Acquisition or series of related Acquisitions shall not exceed $7,500,000 in the aggregate and (ii) all Acquisitions (including the proposed Acquisition) shall not exceed $15,000,000 in the aggregate during the term of this Agreement.
"Permitted Business" means the ownership and/or operation of digital media properties.
"Permitted Disposition" means:
(a)    sale of Inventory in the ordinary course of business;
(b)    licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;
(c)    leasing or subleasing assets in the ordinary course of business;
(d)    (i) the lapse of Registered Intellectual Property of the Parent and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material

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revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;
(e)    any involuntary loss, damage or destruction of property;
(f)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(g)    so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from a Loan Party to another Loan Party, and (ii) from any Subsidiary of the Parent that is not a Loan Party to the Parent or any other Subsidiary of the Parent;
(h)    Disposition of the Sharecare Equity, provided that:
(i)    (A) both before and after giving effect to such Disposition, no Default or Event of Default exists, (B) the Parent receives, at the time of such Disposition, cash consideration in respect of such Disposition in an aggregate amount not less than the Release Price for the Sharecare Equity, and (C) the documentation in respect of such Disposition is reasonably satisfactory to the Collateral Agent, or
(ii) (A) the Disposition is required to be made pursuant to Section 6 of the Right of First Refusal, Co-Sale and Change of Control Agreement, dated as of October 30, 2009, among Sharecare and the holders of its Equity Interests party thereto, (B) the Sharecare SPV did not vote any of its Sharecare Equity in favor of the transaction giving rise to the requirement for such Disposition (except as required pursuant to Section 6 of the agreement described in subclause (A)), and (C) the Sharecare SPV receives consideration in respect of such Disposition at the time of such Disposition, consisting of cash in an amount not less than the Release Price, or, if the only consideration being offered is Equity Interests of another Person, such Equity Interests ("Received Equity"), but only if:
(1) (w) the Received Equity is traded on a national securities exchange, (x) the fair market value of the Received Equity (as determined by reference to the trading price thereof) is not less than the Release Price for the Sharecare Equity, (y) the Sharecare SPV Disposes of the Received Equity as soon as the Disposition of such Received Equity is not prohibited by applicable securities laws, and receives cash consideration therefor at the time of such Disposition in an amount not less than the fair market value of the Received Equity (as determined by reference to the trading price thereof) and (z) the Net Cash Proceeds of each such Disposition of Received Equity are applied in accordance with Section 2.05(c)(ii) as if clause (h) of the definition of Permitted Dispositions were not excluded from the provisions of Section 2.05(c)(ii), or
(2) (v) the Parent provides written notice to the Collateral Agent within three Business Days of the date on which it or any of its Subsidiaries is advised of, or otherwise becomes aware of, the transaction giving rise to the requirement for such Disposition, (w) the Sharecare SPV uses its commercially reasonable best efforts

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(and takes all actions reasonably requested by the Collateral Agent) to promptly sell the Sharecare Equity to a third party for cash in an amount not less than the Release Price prior to the date on which the transaction giving rise to the requirement for such Disposition is consummated, (x) the fair market value of the Received Equity (as determined in good faith by the Parent and the Collateral Agent, or if the Parent and the Collateral Agent cannot agree, by a Qualified Appraiser) is not less than the Release Price, (y) the Sharecare SPV uses its best efforts (and takes all actions requested by the Collateral Agent) to promptly sell the Received Equity to a third party for cash in an amount not less than the Release Price within 60 days following the date of receipt thereof; and (z) the Net Cash Proceeds of each such Disposition of Received Equity are applied in accordance with Section 2.05(c)(ii) as if clause (h) of the definition of Permitted Dispositions were not excluded from the provisions of Section 2.05(c)(ii);
(i)    Disposition of any Specified Asset, provided that (i) both before and after giving effect to such Disposition, no Default or Event of Default exists, (ii) the Parent receives, at the time of such Disposition, cash consideration in respect of such Disposition in an aggregate amount not less than the Release Price for such Specified Asset, and (iii) the documentation in respect of such Disposition is reasonably satisfactory to the Collateral Agent;
(j)    Disposition of obsolete or worn-out equipment in the ordinary course of business; and
(k)    Disposition of property or assets (other than the Sharecare Equity or any Specified Asset) not otherwise permitted in clauses (a) through (j) above for cash in an aggregate amount not less than the fair market value of such property or assets;
provided that the Net Cash Proceeds of such Dispositions (including the proposed Disposition) (1) in the case of clauses (j) and (k) above, do not exceed $500,000 in the aggregate in any Fiscal Year, (2) in the case of clause (h), are delivered to the Administrative Agent for deposit into the Cash Collateral Account in accordance with Section 7.01(q), and (3) in all cases (other than clause (h)), are paid to the Administrative Agent for the benefit of the Agents and the Lenders pursuant to the terms of Section 2.05(c)(ii) or applied as provided in Section 2.05(c)(v).
"Permitted Holder" means Kai-Shing Tao or any Controlled Investment Affiliate thereof.
"Permitted Indebtedness" means:
(a)    any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;
(b)    any Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

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(c)    Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;
(d)    Permitted Intercompany Investments;
(e)    Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds;
(f)    Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;
(g)    the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party's operations and not for speculative purposes;
(h)    Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called "procurement cards" or "P-cards") or other similar cash management services, in each case, incurred in the ordinary course of business;
(i)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions;
(j)    the Vegas.com Earnout Payments in an aggregate principal amount not exceeding $3,000,000; provided that such amounts are paid in accordance with the terms of the Vegas.com Acquisition Agreement, as in effect on the Effective Date;
(k)    ~~(i) any amount of Subordinated Indebtedness issued to DigiPac pursuant to the terms of the Shareholder Letter, and (ii) other~~ Subordinated Indebtedness in an aggregate principal amount not exceeding $500,000 at any time outstanding; and
(l)    Indebtedness outstanding under a Letter of Credit Facility Agreement; provided that (i) such Indebtedness consists entirely of reimbursement obligations in respect of letters of credit, surety bonds and/or other similar instruments issued thereunder (and related fees and expenses); (ii) the aggregate principal amount of such Indebtedness (which shall be equal to the face amount of the letters of credit, surety bonds and/or other similar instruments issued thereunder) does not exceed $11,000,000; and (iii) such Indebtedness is unsecured, other than with respect to Liens on cash collateral to the extent permitted by clause (p) of the definition of "Permitted Liens".
"Permitted Intercompany Investments" means Investments made by (a) a U.S. Loan Party to or in another U.S. Loan Party, (b) a Subsidiary that is not a U.S. Loan Party to or in another

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Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a U.S. Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement and (d) a U.S. Loan Party to or in a Subsidiary that is not a U.S. Loan Party so long as (i) the aggregate amount of all such Investments outstanding at any time made by the U.S. Loan Parties to or in Subsidiaries that are not U.S. Loan Parties does not exceed (A) the aggregate amount of $~~15,000,000~~30,000,000 in the case of Subsidiaries of the Parent that are not U.S. Loan Parties, and whose primary business is the operation of the KanKan ~~social media channel~~artificial intelligence data platform; provided, that both before and after giving effect to such Investment, (x) the Loan Parties shall be in compliance with Section 7.03(d) and (y) all Second Future Equity Raise Amounts (as defined in ~~the Side Letter and without giving effect to the "best efforts" qualifier in Section 6 of~~ the Side Letter) shall have been deposited in an account subject to a Control Agreement and (B) $350,000 in the case of all other Subsidiaries of the Parent that are not U.S. Loan Parties (not including any Subsidiary covered by subclause (A)), and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment.
"Permitted Investments" means:
(a)    Investments in cash and Cash Equivalents;
(b)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(c)    advances made in connection with purchases of goods or services in the ordinary course of business;
(d)    Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;
(e)    Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;
(f)    Permitted Intercompany Investments; and
(g)    Permitted Acquisitions.
"Permitted Liens" means:
(a)    Liens securing the Obligations;
(b)    Liens for taxes, assessments and governmental charges the payment of which is not required under Section 7.01(c)(ii);

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(c)    Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(d)    Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;
(e)    purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;
(f)    deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;
(g)    with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;
(h)    Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;
(i)    the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;
(j)    non-exclusive licenses of Intellectual Property rights in the ordinary course of business;
(k)    judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);

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(l)    rights of set-off or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;
(m)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;
(n)    Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;
(p)    Liens on cash collateral securing Indebtedness outstanding under the Letter of Credit Facility Agreement; provided, that the aggregate amount of such cash collateral does not exceed, at any time, 105% of the face amount of the letters of credit, surety bonds and/or other similar instruments outstanding under the Letter of Credit Facility Agreement at such time; and
(q)    other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $250,000.
"Permitted Purchase Money Indebtedness" means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of "Permitted Liens"; provided that (a) such Indebtedness is incurred within 20 days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness shall not exceed $250,000 at any time outstanding.
"Permitted Refinancing Indebtedness" means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:
(a)    after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification (other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);
(b)    such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;
(c)    such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and

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(d)    the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.
"Permitted Restricted Payments" means any of the following Restricted Payments made by:
(a)    any Subsidiary of any Loan Party to such Loan Party,
(b)    the Parent to pay dividends in the form of common Equity Interests; and
(c)    any Loan Party or any of its Subsidiaries with any Affiliate thereof to the extent expressly permitted pursuant to Section 7.02(j) (other than clause (iii) thereof).
"Permitted Specified Liens" means Permitted Liens described in clauses (a), (b) and (c) of the definition of Permitted Liens, and, solely in the case of Section 7.01(b)(i), including clauses (g), (h) and (i) of the definition of Permitted Liens.
"Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.
"Petty Cash Accounts" means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $50,000 for any one account and $500,000 in the aggregate for all such accounts.
"Plan" means any Employee Plan or Multiemployer Plan.
"Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.50%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.50%.
"Principal Market" means the Nasdaq Capital Market.
"Pro Rata Share" means, with respect to:
(a) a Lender's obligation to make the Initial Loan and the right to receive original issue discount amounts and/or Applicable Premium payments in respect thereof, the percentage obtained by dividing (i) such Lender's Initial Loan Commitment, by (ii) the Total Initial Loan Commitment, provided that, if the Total Initial Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Initial Loan and the denominator shall be the aggregate unpaid principal amount of the Initial Loan,

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(b) a Lender's obligation to make the Additional Loan and the right to receive original issue discount amounts and/or Applicable Premium payments, the percentage obtained by dividing (i) such Lender's Additional Loan Commitment, by (ii) the Total Additional Loan Commitment, provided that if the Total Additional Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Additional Loan and the denominator shall be the aggregate unpaid principal amount of the Additional Loan, and
(c) a Lender's right to receive payments of interest, fees (other than original issue discount amounts and Applicable Premium payments) and principal with respect to the Loan, and, except as set forth in clauses (a) and (b) above, all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender's portion of the Loan by (ii) the aggregate unpaid principal amount of the Loan.
"Process Agent" has the meaning specified therefor in Section 12.10(b).
"Projections" means financial projections of the Parent and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(v).
"Purchase Price" means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Parent and its Subsidiaries after giving effect to such Acquisition, plus (c) the aggregate amount of all transaction fees, costs and expenses incurred by the Parent or any of its Subsidiaries in connection with such Acquisition.
"Qualified Appraisal" means an appraisal that is conducted (a) by a Qualified Appraiser, and (b) in such a manner and of such a scope as is reasonably acceptable to the Collateral Agent and the Administrative Borrower.
"Qualified Appraiser" means a qualified independent appraiser that is satisfactory to the Collateral Agent and the Administrative Borrower. For the avoidance of doubt, each of Houlihan Lokey and Lincoln International is deemed to be a Qualified Appraiser for purposes of this Agreement.
"Qualified Equity Interests" means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

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"RAAD" means RAAD Productions, LLC, a California limited liability company.
"Real Property Deliverables" means each of the following agreements, instruments and other documents in respect of each Facility:
(a)    a Mortgage duly executed by the applicable Loan Party,
(b)    evidence of the recording of each Mortgage in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;
(c)    a Title Insurance Policy with respect to each Mortgage;
(d)    a current ALTA survey and a surveyor's certificate, in form and substance satisfactory to the Collateral Agent, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and satisfactory to the Collateral Agent;
(e)    if requested by the Collateral Agent, a copy of each letter issued by the applicable Governmental Authority, evidencing each Facility's compliance with all applicable building codes, fire codes, other health and safety rules and regulations, parking, density and height requirements and other building and zoning laws together with a copy of all certificates of occupancy issued with respect to each Facility;
(f)    if requested by the Collateral Agent, an opinion of counsel, satisfactory to the Collateral Agent, in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded and such other matters as the Collateral Agent may reasonably request;
(g)    a satisfactory ASTM 1527-00 Phase I Environmental Site Assessment ("Phase I ESA") (and, if requested by the Collateral Agent based upon the results of such Phase I ESA, an ASTM 1527-00 Phase II Environmental Site Assessment) of each Facility, in form and substance and by an independent firm satisfactory to the Collateral Agent; and
(h)    such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.
"Recipient" means any Agent and any Lender as applicable.
"Reference Rate" means, for any period, the greatest of (a) 3.25% per annum, (b) the Federal Funds Rate plus 0.50% per annum, and (c) the rate last quoted by The Wall Street Journal as the "Prime Rate" in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

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Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.
"Reference Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.
"Register" has the meaning specified therefor in Section 12.07(f).
"Registered Intellectual Property" means Intellectual Property that is issued, registered, renewed or the subject of a pending application.
"Registered Loans" has the meaning specified therefor in Section 12.07(f).
"Registration Rights Agreement" means the Registration Rights Agreement, in form and substance satisfactory to the Agents, by and between the Parent and MGG Specialty Finance Fund LP, with respect to the registration rights of MGG Specialty Finance Fund LP with respect to shares of Warrant Stock that MGG Specialty Finance Fund LP may acquire and the anti-dilution and tag-along provisions applicable thereto.
"Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.
"Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.
"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.
"Release Price" means, with respect to the Sharecare Equity or any Specified Asset, the amount specified as the "Release Price" therefor in the Side Letter.
"Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.
"Replacement Lender" has the meaning specified therefor in Section 12.02(b).

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"Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).
"Required Asset Value" has the meaning specified therefor in the Side Letter.
"Required Lenders" means Lenders whose Pro Rata Shares (calculated in accordance with clause (c) of the definition thereof, and subject to the last sentence of Section 12.02(a)) aggregate more than 50%.
"Requirements of Law" means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
"Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.
"Restricted Payment" means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such or (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to (x) any of the shareholders or other equityholders of any Loan Party (other than Parent); (y) any shareholder or other equityholder of the Parent that owns 5% or more of the issued and outstanding Equity Interests of the Parent, (z) any other Subsidiaries or Affiliates of any Loan Party.
"Sale and Leaseback Transaction" means, with respect to the Parent or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Parent or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned

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or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
"SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.
"Second Amendment" means Amendment No. 2 and Waiver and Consent to Financing Agreement, dated as of ~~October 25~~November 2, 2017, among the Borrowers, the Guarantors, the Lenders, and the Agents.
"Second Amendment Effective Date" shall have the meaning specified therefor in Section 5 of the Second Amendment.
"Secured Party" means any Agent and any Lender.
"Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
"Securitization" has the meaning specified therefor in Section 12.07(l).
"Security Agreement" means a Pledge and Security Agreement, in form and substance satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.
"Seller" means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.
"Sharecare " means Sharecare, Inc., a Delaware corporation.
"Sharecare Equity" means the Equity Interests of Sharecare that are owned by the Parent or any of its Subsidiaries.
"Sharecare SPV" means Remark Holdings SPV, Inc., a Delaware corporation.
~~"Shareholder Letter" means the side letter, dated as of the Effective Date, by and between the Collateral Agent, the Administrative Borrower and DigiPac, as amended on the First Amendment Effective Date.~~
"Side Letter" means the third amended and restated side letter, dated as of the ~~Effective Date and amended and restated as of the Third~~Fourth Amendment Effective Date, by and between the Collateral Agent and the Administrative Borrower.
"Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become

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absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.
"Specified Asset" has the meaning specified therefor in the Side Letter.
"Specified Condition" means the Closing Sale Price of the Common Stock on five (5) Trading Days during any period of ten (10) consecutive Trading Days commencing after the Fourth Amendment Effective Date exceeds $18.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Fourth Amendment Effective Date).
"Specified Date" has the meaning specified therefor in Section 2.05(c)(vi).
"Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw‑Hill Companies, Inc. and any successor thereto.
"Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are satisfactory to the Collateral Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (a) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders, or (b) otherwise on terms and conditions satisfactory to the Collateral Agent and the Required Lenders. For the avoidance of doubt, the term "Subordinated Indebtedness" shall not include the Vegas.com Earnout Payments.
"Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of the Parent unless the context expressly provides otherwise.
"Swap Obligation" means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

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"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
"Termination Date" means the first date on which all of the Obligations are paid in full in cash and the Commitments of the Lenders are terminated.
"Termination Event" means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.
"Third Amendment" means Amendment No. 3 to Financing Agreement, dated as of December 5, 2017, among the Borrowers, the Guarantors, the Lenders, and the Agents.
"Third Amendment Effective Date" shall have the meaning specified therefor in Section 4 of the Third Amendment.
"Title Insurance Policy" means a mortgagee's loan policy, in form and substance satisfactory to the Collateral Agent, together with all endorsements made from time to time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise satisfactory to the Collateral Agent, insuring the Lien created by a Mortgage in an amount and on terms and with such endorsements satisfactory to the Collateral Agent, delivered to the Collateral Agent.
"Total Additional Loan Commitment" means the sum of the amounts of the Lenders' Additional Loan Commitments.
"Total Commitment" means the sum of the Lenders' Commitments.
"Total Initial Loan Commitment" means the sum of the amounts of the Lenders' Initial Loan Commitments.
"Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided, that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in

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advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).
"Transferee" has the meaning specified therefor in Section 2.09(a).
"Treasury Rate" means, with respect to any prepayment, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Administrative Agent on the date 3 Business Days prior to the date of such prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term of not greater than 36 months.
"UCC Filing Authorization Letter" means a letter duly executed by each Loan Party authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Mortgage.
"Uniform Commercial Code" or "UCC" has the meaning specified therefor in Section 1.04.
"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001)) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.
"U.S. Borrower" has the meaning specified therefor in the preamble hereto.
"U.S. Loan Party" means each Loan Party, other than the BVI Loan Parties.
"U.S. Obligations" means (a) the Obligations of any of the U.S. Borrowers with respect to the Initial Loan and all other amounts from time to time owing by any U.S. Loan Party with respect to the Initial Loan under any of the Loan Documents, and (b) all Obligations to the extent incurred by or related to a U.S. Loan Party or any of its Subsidiaries (other than the BVI Borrower and its Subsidiaries).
"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code.
"VCOC Management Rights Agreement" has the meaning specified therefor in Section 5.01(d)(ix).
"Vegas.com" means Vegas.com, LLC, a Nevada limited liability company.
"Vegas.com Acquisition" means the acquisition by the Parent of 100% of the Equity Interests of Vegas.com pursuant to the Vegas.com Acquisition Documents.

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"Vegas.com Acquisition Agreement" means the Unit Purchase Agreement, dated August 18, 2015, by and among the Parent, Vegas.com and the Vegas.com Sellers.
"Vegas.com Acquisition Collateral Assignment" means the Collateral Assignment of the Vegas.com Acquisition Documents, dated as of the date hereof, and in form and substance reasonably satisfactory to the Collateral Agent, made by the Parent in favor of the Collateral Agent.
"Vegas.com Acquisition Documents" means the Vegas.com Acquisition Agreement and all other agreements, instruments and other documents related thereto or executed in connection therewith.
"Vegas.com Earnout Payments" means any "Earnout Payment" as defined in, and required to be paid by the Parent pursuant to, the Vegas.com Acquisition Agreement.
"Vegas.com Sellers" means, collectively, Amy Greenspun Arenson 2010 Legacy Trust, James Adam Greenspun 2010 Legacy Trust, Moira Greenspun Tarmy 2010 Legacy Trust, Jeffrey Aaron Fine 2010 Legacy Trust, Alyson Fine Marmur 201 Legacy Trust, Jonathan M. Fine 2010 Legacy Trust, Kathryn A. Fine 2010 Legacy Trust, DRG Holdings, LP, DRG Legacy Limited Partnership, LLP, GC Investments, LLC, and to the extent applicable, Seller Representative, James B. Gibson.
"WARN" has the meaning specified therefor in Section 6.01(p).
"Warrants" means the warrants issued to MGG Specialty Finance Fund LP to purchase Equity Interests of the Parent, which warrants shall be in form and substance satisfactory to MGG Specialty Finance Fund LP.
"Warrant Stock" has the meaning assigned to such term in the Warrants.
"Withholding Agent" means any Loan Party and the Administrative Agent.
"Working Capital" means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) the unpaid face amount of all Accounts of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets of such Person and its Subsidiaries as at such date of determination (other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person), minus (b) the sum, for such Person and its Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (other than the current portion of long-term debt and all accrued interest and taxes).
Section 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without

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limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
Section 1.03    Certain Matters of Construction. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase "to the knowledge of any Loan Party" or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of an Authorized Officer of any Loan Party or (ii) the knowledge that an Authorized Officer would have obtained if such officer had engaged in good faith and diligent performance of such officer's duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

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Section 1.04    Accounting and Other Terms.
(a)    Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on the Effective Date shall be applied and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code" or the "UCC") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as any Agent may otherwise determine.
Section 1.05    Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.
Section 1.06    Obligation to Make Payments in Dollars. All payments to be made by any Loan Party of principal, interest, fees and other Obligations under any Loan Document shall

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be made in Dollars in same day funds, and no obligation of any Loan Party to make any such payment shall be discharged or satisfied by any payment other than payments made in Dollars in same day funds.

ARTICLE II

THE LOANS

Section 2.01    Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:
(i)    each Lender with an Initial Loan Commitment made an Initial Loan to the U.S. Borrowers on the Effective Date, in an aggregate principal amount equal to such Lender's Initial Loan Commitment; and
(ii)    each Lender with an Additional Loan Commitment severally agrees to make its Pro Rata Share of the Additional Loan to the BVI Borrower on the First Amendment Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Additional Loan Commitment.
(b)    Notwithstanding the foregoing:
(i)    the aggregate principal amount of the Additional Loans made on the First Amendment Effective Date shall not exceed the Total Additional Loan Commitment;
(ii)    Any principal amount of any Loan which is repaid or prepaid may not be reborrowed;
(iii)    Each of the Initial Loan and the Additional Loan shall be considered part of the Loan for all purposes of this Agreement and the other Loan Documents and upon and following the First Amendment Effective Date, all Loan Documents and any reference to the 'Loan' in this Agreement or in any other Loan Document shall be deemed to include the Initial Loan and the Additional Loan; and
(iv)    Immediately following the funding of the Additional Loan on the First Amendment Effective Date, the aggregate outstanding principal amount of the Loan will be $35,500,000.
Section 2.02    Making the Loans. (a) The Administrative Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit C hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is 3 Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event

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later than 12:00 noon (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, and (ii) the proposed borrowing date, which, in the case of the Initial Loan, must be the Effective Date and, in the case of the Additional Loan, must be the First Amendment Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). Each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.
(b)    Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the U.S. Borrowers (in the case of the Initial Loan) and the BVI Borrower (in the case of the Additional Loan) shall be bound to make a borrowing in accordance therewith.
(c)    The Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of (i) the Total Initial Loan Commitment, in the case of the Initial Loan and (y) the Total Additional Loan Commitment, in the case of the Additional Loan, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.
Section 2.03    Repayment of Loans; Evidence of Debt.~~(a)~~
(a)    The outstanding unpaid principal amount of the Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earlier of (i) the Final Maturity Date and (ii) the date on which the Loan is declared due and payable pursuant to the terms of this Agreement.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the U.S. Borrowers, on the one hand, and the BVI Borrower, on the other hand, to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of the Initial Loan and the Additional Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the U.S. Borrowers and the BVI Borrower, respectively, to each Lender hereunder and (iii) the amount of any sum received

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by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.
(d)    The entries made in the accounts maintained pursuant to Section 2.03(b) or Section 2.03(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control.
(e)    Any Lender may request that any Loan made by it be evidenced by a promissory note. In such event, the U.S. Borrowers and/or the BVI Borrower, as applicable, shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Administrative Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.04    Interest.
(a)    Interest Rate.
(i)    The Loans shall be LIBOR Rate Loans, and shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for the Loan plus the Applicable Margin. For the avoidance of doubt, upon the termination of any Interest Period, a new Interest Period shall automatically commence.
(ii)    Notwithstanding the foregoing, if LIBOR Rate Loans are not permitted to be made under this Agreement pursuant to the provisions of Section 2.11(b), the Loan shall be a Reference Rate Loan, and shall bear interest on the principal amount thereof from time to time outstanding, from the date on which the Loan is required to become a Reference Rate Loan pursuant to the provisions of Section 2.11(b), until the Loan is repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin.
(b)    Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.
(c)    Interest Payment. Interest on the Loan shall be payable (i) monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in

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which the Loan is made and (ii) at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.
(d)    General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.
Section 2.05    Reduction of Commitment; Prepayment of Loans.
(a)    Reduction of Commitments. The Total Initial Loan Commitment terminated on September 24, 2015 upon the making of the Initial Loan. The Total Additional Loan Commitment ~~shall terminate on the earlier to occur of (i)~~ terminated on the First Amendment Effective Date upon the making of the Additional Loan~~, and (ii) 5:00 p.m. (New York City time) on September 20, 2016.~~.
(b)    Optional Prepayment.
(i)    At any time and from time to time, upon at least 5 Business Days' prior written notice to the Administrative Agent, the U.S. Borrowers may prepay the principal of the Initial Loan, in whole or in part and/or the BVI Borrower may prepay the principal of the Additional Loan, in whole or in part; provided, that no portion of the Additional Loan may be prepaid pursuant to this Section 2.05(b) unless an equivalent percentage of the Initial Loan is simultaneously being prepaid at such time. Each prepayment made pursuant to this Section 2.05(b)(i) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium payable in connection with such prepayment of the Loan.
(ii)    Termination of Agreement. The Borrowers may, upon at least 30 days' prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations in full, plus the Applicable Premium payable in connection with such termination of this Agreement. If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(b)(ii), then the Borrowers shall be obligated to repay the Obligations, in full, plus the Applicable Premium payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice. For the avoidance of doubt, it is understood and agreed that the termination of this Agreement and the repayment of the Obligations shall have no effect on the Equity Documents, which shall remain in full force and effect.
(c)    Mandatory Prepayment.
(i)    Contemporaneously with the delivery to the Agents and the Lenders of audited annual financial statements pursuant to Section 7.01(a)(iii), commencing with the delivery to the Agents and the Lenders of the financial statements for the Fiscal Year ended December 31, 2016 or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 7.01(a)(iii), on the date such

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statements are required to be delivered to the Agents and the Lenders pursuant to Section 7.01(a)(iii), the U.S. Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to the lesser of $5,000,000 and an amount equal to 50% of the Excess Cash Flow of the Parent and its Subsidiaries for such Fiscal Year.
(ii)    Immediately upon any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (g) or (h) of the definition of Permitted Disposition) by (A) any U.S. Loan Party or its Subsidiaries (other than BVI Borrower and its Subsidiaries), the U.S. Borrowers shall prepay the outstanding principal amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition, and (B) BVI Borrower or its Subsidiaries, the BVI Borrower shall prepay the outstanding principal amount of the Additional Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition, to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions $250,000 in any Fiscal Year.  Nothing contained in this Section 2.05(c)(ii) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).
(iii)    Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), (1) if such issuance or incurrence is made by a U.S. Loan Party or its Subsidiaries (other than the BVI Borrower and its Subsidiaries), the U.S. Borrowers shall prepay the outstanding amount of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith, and (2) if such issuance or incurrence is made by the BVI Borrower or its Subsidiaries, the BVI Borrower shall prepay the outstanding amount of the Additional Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.  The provisions of this Section 2.05(c)(iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.
(iv)    Upon the receipt by (A) any U.S. Loan Party or any of its Subsidiaries (other than the BVI Borrower or any of its Subsidiaries) of any Insurance Receipts, the U.S. Borrowers shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith, and (B) BVI Borrower or any of its Subsidiaries of any Insurance Receipts, the BVI Borrower shall prepay the outstanding principal of the Additional Loans in accordance with Section 2.05(d) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith.
(v)    Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Insurance Receipts that are required to be used to prepay the Obligations pursuant to Section 2.05(c)(ii) or Section 2.05(c)(iv), as the case may be, up to $500,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and up to $1,500,000 in the aggregate in

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any Fiscal Year of the Net Cash Proceeds from all such Insurance Receipts shall not be required to be so used to prepay the Obligations to the extent that such Net Cash Proceeds are used to replace, repair or restore properties or assets (other than current assets) used in such Person's business, provided that (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Administrative Borrower delivers a certificate to the Administrative Agent within 5 days after such Disposition or loss, destruction or taking, as the case may be, stating that such Net Cash Proceeds shall be used to replace, repair or restore properties or assets used in such Person's business within a period specified in such certificate not to exceed 270 days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) such Net Cash Proceeds are deposited in an account subject to a Control Agreement, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Obligations in accordance with Section 2.05(c)(ii) or Section 2.05(c)(iv) as applicable.
(vi)    On or prior to the date that is 60 days following the Fourth Amendment Effective Date, the U.S. Borrowers shall prepay the outstanding principal of the Loans in accordance with Section 2.05(d) in an amount equal to $8,000,000 (the earlier of (A) date of such prepayment and (B) the date that is 60 days following the Fourth Amendment Effective Date, the "Specified Date").
(d)    Application of Payments. Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii), (c)(iv) and (c)(vi) above shall be applied (i) in the case of such prepayments made by the U.S. Borrowers, to the outstanding principal amount of the Initial Loan, until paid in full, and then to the outstanding principal amount of the Additional Loan until paid in full, and (ii) in the case of such prepayments made by the BVI Borrower, to the outstanding principal amount of the Additional Loan, until paid in full. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Collateral Agent or the Required Lenders, to apply payments in respect of any Obligations in accordance with Section 4.03(b), prepayments required under Section 2.05(c) shall be applied in the manner set forth in Section 4.03(b).  For the avoidance of doubt, no prepayments made by the BVI Borrower shall be applied to the Initial Loan or any other U.S. Obligations.
(e)    Waivable Mandatory Prepayments. Anything contained herein to the contrary notwithstanding, in the event the Borrowers are required to make any mandatory prepayment (a "Waivable Mandatory Prepayment") of the Loans, not less than three Business Days prior to the date (the "Required Prepayment Date") on which Borrowers are required to make such Waivable Mandatory Prepayment, the Administrative Borrower shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount (the "Refusal Option"). Each such Lender may exercise the Refusal Option by giving written notice to the Administrative Borrower and each Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Administrative

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Borrower and each Agent of its election to exercise the Refusal Option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise the Refusal Option). On the Required Prepayment Date, the Borrowers shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise the Refusal Option, to prepay the Loans of such Lenders (which prepayment shall be applied in accordance with clause (d) above), and (ii) to the extent of any excess, to the Borrowers for working capital and general corporate purposes.
(f)    Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.08, (iii) the Applicable Premium or any other fee payable in connection with such prepayment of the Loans to the extent required under Section 2.06(a) and (iv) if such prepayment would reduce the amount of the outstanding Loans to zero, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.
(g)    Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.
Section 2.06    Fees.
(a)    Applicable Premium.
(i)    Upon the occurrence of an Applicable Premium Trigger Event, (A) the U.S. Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium payable in connection with the Initial Loan, and (B) the BVI Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium payable in connection with the Additional Loan.
(ii)    Any Applicable Premium payable in accordance with this Section 2.06(a) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.
(iii)    The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm's length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming

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differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans; and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.
(iv)    Nothing contained in this Section 2.06(a) shall permit any prepayment of the Loans or reduction of the Commitments not otherwise permitted by the terms of this Agreement or any other Loan Document.
(b)    Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Loan Parties and/or conduct inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations of any or all of the Loan Parties at any time and from time to time. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, appraisals, environmental site assessments and/or examinations conducted by a third party on behalf of the Agents; provided, that the BVI Borrower shall not be required to pay any such costs and expenses to the extent such costs and expenses relate to the U.S. Borrowers and their Subsidiaries (other than the BVI Borrower and its Subsidiaries).
(c)    Fee Letter. As and when due and payable under the terms of the Fee Letter, the U.S. Borrowers shall pay the fees set forth in the Fee Letter required to be paid by the U.S. Borrowers, and the BVI Borrower shall pay the fees set forth in the Fee Letter required to be paid by the BVI Borrower.
Section 2.07    [Intentionally Omitted].
Section 2.08    Funding Losses; No Match Funding Requirement.
(a)    In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of any mandatory prepayment required pursuant to Section 2.05(c), or any application of payments or proceeds of Collateral in accordance with Section 4.03 or Section 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow any LIBOR Rate Loan on the date specified in the Notice of Borrowing delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of

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(i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained herein, no BVI Loan Party shall be required to make any payment under this Section to the extent the obligation to make such payment constitutes a U.S. Obligation.
(b)    Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Article II shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.
Section 2.09    Taxes. (a) Any and all payments by or on account of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable law. If any Loan Party shall be required (as determined in the good faith discretion of the applicable Withholding Agent) to deduct any Taxes from or in respect of any sum payable hereunder to any Secured Party (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")), (i) the applicable Withholding Agent shall make such deductions and (ii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased by the amount (an "Additional Amount") necessary such that after making all required deductions (including deductions applicable to additions sums payable under this Section 2.09) such Secured Party (or such Transferee receives the amount equal to the sum it would have received had no such deductions been made.
(b)    In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes. Each Loan Party shall deliver to each Secured Party official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.
(c)    The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against Indemnified Taxes (including, without limitation, Indemnified Taxes imposed on any amounts payable under this Section 2.09, but excluding Excluded Taxes under all circumstances) paid by such Person, whether or not such Indemnified Taxes were correctly or legally asserted. Such indemnification shall be paid within 30 days from the date on

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which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes.
(d)    Each Lender (or Transferee) that is a U.S. Person, as defined in Section 7701(a)(30) of the Internal Revenue Code and is not an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c), shall deliver to the Administrative Borrower and the Agents (in such number of properly completed and duly executed originals as shall be requested by the recipients) U.S. Internal Revenue Service Form W-9, or any successor form that such person is entitled to provide, establishing that such Lender (or Transferee) is not subject to U.S. Federal backup withholding tax.
(e)    Each Lender (or Transferee) that is not a U.S. Person (a "Non-U.S. Lender") agrees that it shall, no later than the Effective Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.07 hereof after the Effective Date, promptly after the date upon which such Lender becomes a party hereto) deliver to the Agents (in such number of properly completed and duly executed originals as shall be reasonably requested by the recipients) either U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code, such Non-U.S. Lender hereby represents to the Agents and the Borrowers that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agents in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender (i) on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and (ii) on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, such Lender (or Transferee) or Agent shall deliver such forms within 20 days after receipt of a written request therefor from the Administrative Borrower or any Agent, the assigning Lender or the Lender granting a participation, as applicable. Notwithstanding any other provision of this Section 2.09, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.09(e) that such Non-U.S. Lender is not legally able to deliver.
(f)    Any Secured Party (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.09 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Secured Party (or Transferee) to disclose any information such Secured Party (or Transferee)

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deems confidential and would not, in the sole determination of such Secured Party (or Transferee), be otherwise disadvantageous to such Secured Party (or Transferee).
(g)    If any Secured Party (or a Transferee) shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Indemnified Taxes with respect to which any Loan Party has made an indemnity payment or paid additional amounts, pursuant to this Section 2.09, it shall promptly notify the Administrative Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Administrative Borrower, make a claim to such Governmental Authority for such refund at the Loan Parties' expense. If any Secured Party (or a Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Indemnified Taxes with respect to which any Loan Party has made an Indemnity payment or paid additional amounts pursuant to this Section 2.09, it shall within 30 days from the date of such receipt pay over such refund (including any interest paid by the relevant Governmental Authority with respect to such refund) to the Administrative Borrower, net of all out‑of‑pocket expenses of such Secured Party (or Transferee).
(h)    If a payment made to a Lender (or Transferee) or any Agent under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender (or Transferee) or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender (or Transferee) or Agent shall deliver to the Administrative Borrower and the Agents at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Agents such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or the Agents as may be necessary for the Administrative Borrower and the Agents to comply with their obligations under FATCA and to determine that such Lender (or Transferee) or Agent has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (h), "FATCA" shall include any amendments made to FATCA after the date of this Agreement. Any forms, certifications or other documentation under this clause (h) shall be delivered by each Lender (or Transferee) and each Agent.
(i)    The obligations of the Loan Parties under this Section 2.09 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Notwithstanding anything to the contrary contained herein, no BVI Loan Party shall be required to make any payment under this Section to the extent the obligation to make such payment constitutes a U.S. Obligation.
Section 2.10    Increased Costs and Reduced Return.  (a) If any Secured Party shall have determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any tax, duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder (except for taxes on the overall net income of such Secured Party or any Person controlling such Secured Party), (ii) impose, modify or deem applicable any reserve, special deposit or similar

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requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.
(b)    If any Secured Party shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party's or such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party's or such other controlling Person's capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Secured Party's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party's or such other controlling Person's capital.
(c)    All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party's reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.
(d)    The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Notwithstanding anything to the contrary contained herein, no BVI Loan Party shall be required to make any payment under this Section to the extent the obligation to make such payment constitutes a U.S. Obligation.
Section 2.11    Changes in Law; Impracticability or Illegality.
(a)    The LIBOR Rate may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws)

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and changes in the reserve requirements imposed by the Board, excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give the Administrative Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Administrative Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (i) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.09).
(b)    In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Administrative Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans hereunder, and (ii) after the date specified in such Lender's notice, all Loans shall be Reference Rate Loans until such Lender determines that it would no longer be unlawful or impractical to fund or maintain LIBOR Rate Loans.
(c)    The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. Notwithstanding anything to the contrary contained herein, no BVI Loan Party shall be required to make any payment under this Section to the extent the obligation to make such payment constitutes a U.S. Obligation.

ARTICLE III

(INTENTIONALLY OMITTED)

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS; JOINT AND SEVERAL LIABILITY OF BORROWERS

Section 4.01    Payments; Computations and Statements. (a) The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the

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day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. After receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Any amount charged to the Loan Account of the Borrowers shall be deemed to be Obligations hereunder. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.
(b)    The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.
Section 4.02    Sharing of Payments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section

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shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.
Section 4.03    Apportionment of Payments. Subject to any written agreement among the Agents and/or the Lenders:
(a)    All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.
(b)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall:
(i)    apply all payments in respect of any U.S. Obligations and all proceeds of the Collateral owned by the U.S. Loan Parties as follows: (A) first, ratably to pay the U.S. Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (B) second, to pay interest then due and payable in respect of the Collateral Agent Advances (other than Collateral Agent Advances made in respect of the BVI Borrower and its Subsidiaries) until paid in full; (C) third, to pay principal of the Collateral Agent Advances (other than Collateral Agent Advances made in respect of the BVI Borrower and its Subsidiaries) until paid in full; (D) fourth, ratably to pay the U.S. Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (E) fifth, ratably to pay interest then due and payable in respect of the Initial Loan until paid in full; (F) sixth, ratably to pay principal of the Initial Loan until paid in full; (G) seventh, to the ratable payment of all other U.S. Obligations then due and payable; and (H) eighth, at the election of the Administrative Agent, to be held as cash collateral and/or applied to the ratable payment of any other Obligations, in such order as the Administrative Agent may elect; and
(ii)    apply all payments in respect of any BVI Obligations and all proceeds of the Collateral owned by the BVI Loan Parties as follows: (A) first, ratably to pay the BVI Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (B) second, to pay interest then due and payable in respect of the Collateral Agent Advances made in respect of the BVI Borrower and its Subsidiaries until paid in full; (C) third, to pay principal of the Collateral Agent Advances made in respect of the BVI Borrower and its Subsidiaries until paid in full; (D) fourth, ratably to pay the BVI Obligations

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in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Lenders until paid in full; (E) fifth, ratably to pay interest then due and payable in respect of the Additional Loan until paid in full; (F) sixth, ratably to pay principal of the Additional Loan until paid in full; (G) seventh, to the ratable payment of all other BVI Obligations then due and payable; and (H) eighth, to be held as cash collateral.
(iii)    Notwithstanding anything to the contrary set forth in this Section 4.03(b), no payments from or proceeds of BVI Collateral pledged by the BVI Borrower or any of its Subsidiaries shall be applied to pay any U.S. Obligation.
(c)    For purposes of Section 4.03(b), "paid in full" means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(d)    In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.03 shall control and govern.
Section 4.04    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)    Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02.
(b)    The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by any Borrower to the Administrative Agent for such Defaulting Lender's benefit.
(c)    Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium (including the Applicable Premium) or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and

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Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.
(d)    The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.
(e)    This Section 4.04 shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents and the Borrowers shall have waived such Defaulting Lender's default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.
Section 4.05    Administrative Borrower; Joint and Several Liability of the Borrowers.
(a)    Each Borrower hereby irrevocably appoints the Parent as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.
(b)    Each U.S. Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings

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of the other U.S. Borrowers to accept joint and several liability for the Obligations. Each of the U.S. Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other U.S. Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the U.S. Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers that are U.S. Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the U.S. Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the U.S. Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever. Notwithstanding anything to the contrary contained herein (i) the BVI Borrower shall not be liable to pay or otherwise be liable, in whole or in part, for any U.S. Obligations and (ii) no Collateral granted by the BVI Borrower as security for all or any part of the BVI Obligations or any other credit enhancement provided by the BVI Borrower hereunder or any Loan Document shall secure any U.S. Obligations.
(c)    The provisions of this Section 4.05 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the U.S. Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.
(d)    Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

ARTICLE V

CONDITIONS TO LOANS

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Section 5.01    Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:
(a)    Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.
(b)    Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date in all material respects as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.
(c)    Legality. The making of the initial Loan shall not contravene any law, rule or regulation applicable to any Secured Party.
(d)    Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:
(i)    a Security Agreement, together with the original stock certificates representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;
(ii)    a UCC Filing Authorization Letter, together with evidence satisfactory to the Collateral Agent of the filing of appropriate financing statements on Form UCC‑1 in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement and each Mortgage;
(iii)    the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens acceptable to the Collateral Agent);
(iv)    a Perfection Certificate;
(v)    the Vegas.com Acquisition Collateral Assignment;
(vi)    the Disbursement Letter;
(vii)    the Fee Letter;

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(viii)    the Intercompany Subordination Agreement;
(ix)    a Management Rights Agreement between the Loan Parties and each Lender that is intended to qualify as a venture capital operating company under the United States Department of Labor Regulation published at 29 C.F.R. 2510.3-101 (each a "VCOC Management Rights Agreement");
(x)    each of the Equity Documents;
(xi)    (A) the Shareholder Letter, duly executed by the Administrative Borrower, the Collateral Agent and DigiPac, and (B) the Side Letter, duly executed by the Administrative Borrower and the Collateral Agent;
(xii)    a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, including, without limitation, in the case of the Parent, the Warrants, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, the Notice of Borrowing and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.01(b);
(xiii)    a certificate of the chief financial officer of the Parent (A) attaching a copy of the Financial Statements and the Projections described in Section 6.01(g)(ii) hereof and certifying as to the compliance with the representations and warranties set forth in Section 6.01(g)(i) and Section 6.01(cc) and (B) certifying that after giving effect to all Loans to be made on the Effective Date, all liabilities of the Loan Parties (other than those identified to the Collateral Agent in writing prior to the date hereof) are current;
(xiv)    a certificate of the chief financial officer of each Loan Party, certifying as to the solvency of such Loan Party (after giving effect to the Loans made on the Effective Date);
(xv)    a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected

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to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions, together with, if requested by the Collateral Agent, written confirmation (where available) on the Effective Date from such official(s) as to such matters;
(xvi)    an opinion of (A) Olshan Frome Wolosky LLP, counsel to the Loan Parties, and Sklar Williams PLLC, Nevada counsel to the Loan Parties, in each case, as to such matters as the Collateral Agent may reasonably request, including, without limitation, the Warrants;
(xvii)    except as may otherwise be agreed by the Collateral Agent, evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;
(xviii)    evidence that on the Effective Date, concurrently with the making of the Loan, the Parent and its Subsidiaries shall have (A) repaid in full all Existing Indebtedness (or in the case of the Indebtedness described in clauses (b), (c), (d) and (e) of the definition of Existing Indebtedness, converted all of such Indebtedness into Qualified Equity Interests of the Parent), (B) terminated any commitments to lend or make other extensions of credit under the documents establishing or evidencing such Existing Indebtedness, (C) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of the Parent and its Subsidiaries thereunder being repaid on the Effective Date, and (D) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder.
(xix)    evidence in form and substance reasonably satisfactory to the Agents that (A) the Sharecare SPV has been formed as a special purpose entity on terms satisfactory to the Agents, and (B) all of the Sharecare Equity owned by the Parent has been transferred to the Sharecare SPV;
(xx)    (A) a certificate of an Authorized Officer of the Parent attaching copies of the Bank of America Loan Documents (as amended and restated on the Effective Date in form and substance satisfactory to the Agents), and certifying that such documents are true and correct copies thereof and are in full force and effect, and (B) evidence that all Liens securing the Bank of America Loan Documents (other than Liens securing the cash collateral permitted pursuant to clause (p) of the definition of Permitted Liens) have been released (or, if such Liens are not released prior to the Effective Date, all documents necessary to effect such releases, including, without limitation, all appropriate UCC-3 financing statements and intellectual property releases);
(xxi)    a Control Agreement with respect to the Cash Collateral Account, duly executed by the Parent, the Collateral Agent, and Citibank, N.A.;
(xxii)    evidence of the resolution of the "Specified Dispute" (as defined in the Vegas.com Acquisition Agreement) in form and substance satisfactory to the Agents (it being

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understood that delivery of an invoice stating that payment of the amount specified therein satisfies all payment obligations between the parties thereto for all periods prior to September 30, 2015, along with evidence of the payment of such invoice, shall be deemed to be satisfactory to the Agents); and
(xxiii)    such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agents in form and substance, as any Agent may reasonably request.
(e)    Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2014 which could reasonably be expected to have a Material Adverse Effect.
(f)    Receipt of Vegas.com Acquisition Documents; Consummation of Vegas.com Acquisition. The Agents shall have received, in form and substance reasonably satisfactory to them, (i) a copy of the Vegas.com Acquisition Agreement and each other Vegas.com Acquisition Document, duly executed by the parties thereto; (ii) evidence that the Vegas.com Acquisition will be consummated in accordance with the terms of such Vegas.com Acquisition Documents concurrently with the effectiveness of this Agreement. Concurrently with the making of the Loan, (i) the Parent shall have purchased pursuant to the Vegas.com Acquisition Documents (no provision of which shall have been amended or otherwise modified or waived in a manner adverse to the Parent, the Loan Parties, the Agents or the Lenders without the prior written consent of the Agents), and shall have become the owner, free and clear of all Liens other than Permitted Liens, of all of the outstanding Equity Interests of Vegas.com, (ii) a portion of the proceeds of the Loan shall have been applied to finance a portion of the consideration for the Vegas.com Acquisition payable pursuant to the Vegas.com Acquisition Documents for all of the outstanding Equity Interests of Vegas.com and the closing and other costs relating thereto and (iii) each of the Parent, Vegas.com and the Vegas.com Sellers shall have fully performed (or, with the prior written consent of the Collateral Agent, received a waiver with respect to) all of the obligations to be performed by it under the Vegas.com Acquisition Documents. Without limiting the foregoing, the Agents shall have received a certificate of the Parent, stating that (1) the Parent has delivered to the Agents complete and correct copies of the Vegas.com Acquisition Documents, including all schedules and exhibits thereto, (2) the Vegas.com Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby, (3) the execution, delivery and performance of the Vegas.com Acquisition Documents has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of each such Person, (4) no authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority is required for the consummation of such sale other than such as have been obtained on or prior to the Effective Date, (5) each Vegas.com Acquisition Document is the legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms, (6) all conditions precedent to the Vegas.com Acquisition Agreement have been fulfilled or (with the prior written consent of the Agents) waived, (7) no Vegas.com Acquisition Document has been

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amended or otherwise modified in a manner adverse to the Parent, the Loan Parties, the Agents or the Lenders and (8) there has been no breach of any material term or condition of any Vegas.com Acquisition Document.
(g)    Cash Collateral Account. The Agents shall have received (i) evidence, in form and substance reasonably satisfactory to them, of the establishment of the Cash Collateral Account, (ii) immediately available funds from the Borrowers, in an amount not less than $2,250,000, for deposit into the Cash Collateral Account, and (iii) a Control Agreement with respect to the Cash Collateral Account, which Control Agreement shall provide the Collateral Agent with sole dominion and control over the Cash Collateral Account and the funds on deposit therein.
(h)    Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.
(i)    Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.
(j)    Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion.
(k)    Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01    Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:
(a)    Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the

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properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect.
(b)    Authorization, Etc. The execution, delivery and performance by each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material provision of any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval material to its operations or any of its properties.
(c)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Loan Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.
(d)    Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.
(e)    Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of the Parent and each of its Subsidiaries and the issued and outstanding Equity Interests of the Parent and each of its Subsidiaries are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of the Parent and each of its Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of the Parent are owned by the Parent free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of the Parent or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of the Parent or any of its Subsidiaries.
(f)    Litigation. There is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement, any other Loan Document or any Vegas.com Acquisition Document or any transaction contemplated hereby

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or thereby. There are no proceedings pending or, to the knowledge of any Loan Party, threatened by or against any domain name registrar that would have the effect of revoking or limiting or affecting the transfer or renewal of the registration of any Domain Assets with or by its domain name registrar.
(g)    Financial Statements.
(i)    The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. The Parent has heretofore delivered to the Lenders the unaudited pro forma consolidated balance sheet of the Parent and its Subsidiaries as of June 30, 2015 (the "Pro Forma Balance Sheet") after giving effect to the consummation of the Vegas.com Acquisition and the making of the Loan on the Effective Date and the payment of all fees and expenses in connection therewith, as if they had occurred on such date. Such Pro Forma Balance Sheet accurately reflects all adjustments required to be made to give effect to the Vegas.com Acquisition and present fairly in all material respects the pro forma consolidated financial position of the Parent and its Subsidiaries as of such date, assuming that the Vegas.com Acquisition and the making of the Loan on the Effective Date and the payment of all fees and expenses in connection therewith, had occurred at such date. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Parent and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2014, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.
(ii)    The Parent has heretofore furnished to each Agent and each Lender (A) projected quarterly EBITDA and cash flows of the Parent and its Subsidiaries for the period from September 30, 2015 through December 31, 2016 and (B) projected annual EBITDA and cash flows of the Parent and its Subsidiaries for the Fiscal Years ending in 2017 and 2018, which projections shall be updated annually pursuant to Section 7.01(a)(vi).
(h)    Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any material Requirement of Law or (iii) any material term of any material Contractual Obligation binding on or otherwise affecting it or any of its properties, and no default or event of default has occurred and is continuing thereunder.
(i)    ERISA. (i) Each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agents, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents,

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(v) no Employee Plan had an accumulated or waived funding deficiency or permitted decrease which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Internal Revenue Code at any time during the previous 60 months, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. No Loan Party or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability. No Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 412 of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. There are no pending or, to the knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.
(j)    Taxes, Etc. (i) All foreign, Federal and material provincial, state and local tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been filed, or extensions have been obtained, and (ii) all taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party in an aggregate amount for all such taxes, assessments and other governmental charges exceeding $50,000 and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP; provided that the aggregate amount of all taxes, assessments and other governmental charges being so contested at any one time shall not exceed $250,000.
(k)    Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.
(l)    Nature of Business. No Loan Party is engaged in any business other than as set forth on Schedule 6.01(l).

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(m)    Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.
(n)    Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and, to the knowledge of any Loan Party, there is no claim that any thereof is not in full force and effect.
(o)    Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.
(p)    Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or, to the knowledge of any Loan Party, threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of any Loan Party, threatened against any Loan Party or (iii) to the knowledge of each Loan Party, no union representation question existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party.
(q)    Environmental Matters. Except as set forth on Schedule 6.01(q), (i) the operations of each Loan Party are in compliance with all material requirements of Environmental Laws; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in

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interest which could reasonably be expected to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) to the knowledge of any Loan Party, no property now or formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case under this clause (viii), except as could not reasonably be expected to have a Material Adverse Effect.
(r)    Insurance. Each Loan Party maintains the insurance and required services and financial assurance as required by law and as required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.
(s)    Use of Proceeds.
(i)    The proceeds of the Initial Loan were used (A) to finance a portion of the cash consideration for the Vegas.com Acquisition, (B) to repay a portion of the Existing Indebtedness, (C) for general working capital purposes of the Borrowers and (D) to pay fees and expenses related to this Agreement and the Vegas.com Acquisition.
(ii)    The proceeds of the Additional Loan shall be used (A) to finance a portion of the cash consideration for the CBG Acquisition, (B) for general working capital purposes of the CBG Subsidiaries and (C) to pay fees and expenses related to the First Amendment and the CBG Acquisition.
(t)    Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each Loan Party is, and the Loan Parties on a consolidated basis are, Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
(u)    Intellectual Property. (i) Each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably

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be expected to have a Material Adverse Effect. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of (i) each item of Registered Intellectual Property owned by each Loan Party; (ii) each material work of authorship owned by each Loan party and which is not Registered Intellectual Property, and (iii) each material Intellectual Property Contract to which each Loan Party is bound. Schedule 6.01 identifies certain infringement actions to which certain of the Loan Parties are a party, but none of such actions, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Loan Party, threatened, except for such infringements and conflicts which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Loan Party, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code pertaining to Intellectual Property is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(ii)    The Domain Assets are not subject to any encumbrances or restrictions, such as registrar or registry locks, that limit the Loan Parties' rights to access and use the Domain Assets. Since the Domain Assets have been owned by a Loan Party, they have not been used by or on behalf of such party for purposes of the delivery of viruses, worms, malicious code, spyware, or link farms (i.e., multiple pop-up windows that cannot be closed without another window popping open), or otherwise in connection with the sending of unsolicited bulk email, so-called "phishing," or any other similar illegal, fraudulent or misleading purposes. The Whois contact information for all of the Domain Assets, including name, address, email address and telephone number, is currently accurate and up to date. No Domain Asset has been challenged or, to the knowledge of any Loan Party, threatened as infringing in any way, and, to the knowledge of any Loan Party, no Domain Asset is alleged to infringe the trademark, copyright or domain name of any other person. Each Loan Party and each of its Subsidiaries is not in violation of any applicable rule, regulation, policy, or procedure of (A) the Internet Corporation for Assigned Names and Numbers, (B) any applicable domain name registry, or (C) any applicable domain name registrar in connection with the Domain Assets and the Domain Assets are in compliance with all formal legal requirements. Each Loan Party is not and has not engaged in or otherwise aided or solicited any third parties to engage in click fraud or any other acts or omissions of any kind to artificially inflate the value of the traffic or revenue statistics of the Domain Assets. Each Loan Party does not directly or indirectly have any other domain names or websites that are illegally or unlawfully driving Internet visitors and traffic in any way to the Domain Assets, or that otherwise violate in any material respect such party's third party domain name traffic agreements.
(v)    Immaterial Subsidiaries. MyStockFund Securities Inc. (i) engages in no business activities other than business activities necessary in connection with the winding down of its business operations, (ii) owns no assets, other than assets having a fair market value equal to or less than $50,000 in the aggregate for all such assets, or (iii) has no liabilities, other than liabilities equal to or less than $50,000 in the aggregate for all such liabilities.

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(w)    Investment Company Act. None of the Loan Parties is (i) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.
(x)    Customers and Suppliers. There exists no actual or, to the knowledge of any Loan Party, threatened, termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party; and, to the knowledge of any Loan Party, there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.
(y)    Credit Card Agreements. Set forth in Schedule 6.01(y) is a correct and complete list of (i) all of the Credit Card Agreements existing as of the Effective Date between and/or among any Loan Party, any of its Affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, and (ii) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Loan Party to operate its business as presently conducted with respect to credit cards and debit cards and no Account of the Loan Parties arise from customer purchases with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom any Loan Party has entered into one of the Credit Card Agreements set forth on Schedule 6.01(y) hereto or with whom each Loan Party has entered into a Credit Card Agreement in accordance with this Section 6.01(y). Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights. To the knowledge of each Loan Party, no default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred and is continuing. Each Loan Party and, to each Loan Party's knowledge, the other parties thereto, have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Loan Party to be entitled to receive all payments thereunder. The Loan Parties have delivered, or caused to be delivered to the Agents, true, correct and complete copies of all of the Credit Card Agreements.
(z)    Consummation of Acquisition. The Parent has delivered to the Agents complete and correct copies of the Vegas.com Acquisition Documents, including all schedules and exhibits thereto. The Vegas.com Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby.

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The execution, delivery and performance of the Vegas.com Acquisition Documents has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of the Parent and, to the knowledge of the Parent, on the part of each other Person party thereto. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority on behalf of the Parent and, to the knowledge of the Parent, on behalf of any other Person party thereto is required for the consummation of such sale other than such as have been obtained on or prior to the Effective Date. Each Vegas.com Acquisition Document is the legal, valid and binding obligation of the Parent and, to the knowledge of the Parent, each other Person party thereto, enforceable against each such Person in accordance with its terms. All conditions precedent to the Vegas.com Acquisition Agreement have been fulfilled or (with the prior written consent of the Agents) waived, no Vegas.com Acquisition Document has been amended or otherwise modified in a manner adverse to the Parent, any other Loan Party, the Agents or the Lenders, and there has been no breach of any material term or condition of any Vegas.com Acquisition Document. The Parent has delivered to the Agents complete and correct copies of the CBG Acquisition Documents, including all schedules and exhibits thereto. The CBG Acquisition Documents set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby. The execution, delivery and performance of the CBG Acquisition Documents has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of the Parent and the BVI Borrower and, to the knowledge of the Parent and the BVI Borrower, on the part of each other Person party thereto. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority on behalf of the Parent or the BVI Borrower and, to the knowledge of the Parent and the BVI Borrower, on behalf of any other Person party thereto is required for the consummation of such sale other than such as have been obtained on or prior to the First Amendment Effective Date. Each CBG Acquisition Document is the legal, valid and binding obligation of the Parent and the BVI Borrower and, to the knowledge of the Parent and the BVI Borrower, each other Person party thereto, enforceable against each such Person in accordance with its terms. All conditions precedent to the CBG Acquisition Agreement have been fulfilled (or with the prior written consent of the Agents, waived), no CBG Acquisition Document has been amended or otherwise modified in a manner adverse to the Parent or the BVI Borrower, any other Loan Party, the Agents or the Lenders, and there has been no breach of any material term or condition of any CBG Acquisition Document.
(aa)    Anti-Money Laundering and Anti-Terrorism Laws.
(i)    None of the Loan Parties, nor any Affiliate of the Loan Parties controlled by the Loan Parties, nor, to the knowledge of any Loan Party, any Affiliate of any of the Loan Parties, has violated or is in violation of any of the Anti-Money Laundering and Anti-Terrorism Laws or has engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Money Laundering and Anti-Terrorism Laws.

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(ii)    None of the Loan Parties, nor any Affiliate of the Loan Parties controlled by the Loan Parties, nor, to the knowledge of any Loan Party, any Affiliate of any of the Loan Parties, nor any officer, director or principal shareholder or owner of any of the Loan Parties, nor any of the Loan Parties' respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person.
(iii)    None of the Loan Parties and, to the knowledge of any Loan Party, no agents acting in any capacity in connection with the Loans or other transactions hereunder, (A) conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any OFAC Sanctions Programs.
(bb)    Anti-Bribery and Anti-Corruption Laws.
(i)    The Loan Parties are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA") and the anti-bribery and anti-corruption laws of those jurisdictions in which they do business (collectively, the "Anti-Corruption Laws").
(ii)    None of the Loan Parties has at any time:
(A)    offered, promised, paid, given, or authorized the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, representative, or other person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority thereof, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office (collectively, "Foreign Official"), for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or
(B)    acted or attempted to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.
(iii)    To the knowledge of any Loan Party, there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Corruption Law by any of the Loan Parties or any of their respective current or former directors, officers, employees, stockholders or agents, or other persons acting or purporting to act on their behalf.
(iv)    The Loan Parties have adopted, implemented and maintain anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws.

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(cc)    Full Disclosure.
(i)    Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers' industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.
(ii)    Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders, and Parent is not be aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties' control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.
(dd)    Exchange Controls. Each Loan Party has the ability to lawfully pay solely and exclusively in Dollars the total amount which is, or may become, payable by it to the Lenders under the Loan Documents.

ARTICLE VII

COVENANTS OF THE LOAN PARTIES

Section 7.01    Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:
(a)    Reporting Requirements. Furnish to each Agent and each Lender:
(i)    as soon as available, and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, (A) internally prepared consolidated balance sheets and consolidated and consolidating statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, and for the period commencing at

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the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year (or, in the case of Vegas.com and its Subsidiaries for the first 12 months following the Effective Date, only the statement of operations for the immediately preceding Fiscal Year), in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Parent and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments and (B) a report regarding certain key operating metrics of the Parent and its Subsidiaries for such month, in the form of Exhibit D hereto; provided that, for all periods ended on or prior to December 31, 2015, the requirements of sub-clause (A) of this clause shall be satisfied by delivery of financial statements substantially in the form of Exhibit E hereto;
(ii)    as soon as available and in any event within 45 days after the end of each fiscal quarter of the Parent and its Subsidiaries commencing with the first fiscal quarter of the Parent and its Subsidiaries ending after the Effective Date, consolidated balance sheets, and consolidated and consolidating statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year (or, in the case of Vegas.com and its Subsidiaries for the first 12 months following the Effective Date, only the statement of operations for the immediately preceding Fiscal Year) and (B) the Projections, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Parent and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Parent and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;
(iii)    as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated balance sheets, and consolidated and consolidating statements of operations and retained earnings and statements of cash flows of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year (or, in the case of Vegas.com and its Subsidiaries for the first 12 months following the Effective Date, only the statement of operations for the immediately preceding Fiscal Year), and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agents (which opinion shall be without (1) a "going concern" or like qualification or exception, (2) any qualification or exception

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as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 7.03 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;
(iv)    simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent (a "Compliance Certificate"):
(A)    stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto,
(B)    in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), (1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03 and (2) including a discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, and
(C)    in the case of the delivery of the financial statements of the Parent and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party and all material insurance coverage planned to be maintained by any Loan Party, together with such other related documents and information as the Administrative Agent may reasonably require, (2) the calculation of the Excess Cash Flow in accordance with the terms of Section 2.05(c)(i) and (3) confirmation that there have been no changes (other than immaterial changes that could not affect the validity, perfection of priority of the Collateral Agent's Lien on any Collateral) to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;

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(v)    as soon as available and in any event within 30 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete (A) listing all Accounts of the Loan Parties as of such day, which shall include the amount and age of each such Account, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, and such other information as any Agent may reasonably request, (B) listing all accounts payable of the Loan Parties as of each such day which shall include the amount and age of each such account payable and such other information as any Agent may reasonably request, all in detail and in form satisfactory to the Agents; provided that, for all periods ended on or prior to December 31, 2015, the requirements of this clause (v) shall be satisfied by delivery of a report substantially in the form of Exhibit F hereto;
(vi)    as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Authorized Officer of the Parent (A) attaching Projections for the Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, including quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for the remainder of such Fiscal Year of the Parent and its Subsidiaries, and annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries for all Fiscal Years ended thereafter through the Final Maturity Date, in each case, in form and substance satisfactory to the Agents, and (B) certifying that the representations and warranties set forth in Section 6.01(cc)(ii) are true and correct with respect to the Projections;
(vii)    promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;
(viii)    as soon as possible, and in any event within 3 days after any Authorized Officer of any Loan Party has knowledge of the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;
(ix)    (A) as soon as possible and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Internal Revenue Code with respect to an Employee Plan, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence

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and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within 3 days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;
(x)    promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(xi)    as soon as possible and in any event within 5 days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;
(xii)    as soon as possible and in any event within 5 days after the delivery thereof to the Parent's Board of Directors, copies of all reports or other information so delivered;
(xiii)    promptly after (A) the sending or filing thereof, copies of all statements, reports and other information any Loan Party sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange and (B) the receipt thereof, a copy of any material notice received from any holder of its Indebtedness;
(xiv)    promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;
(xv)    promptly upon request, any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming the Borrowers' compliance with Section 7.02(r);

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(xvi)    as soon as available, but in any event not later than 30 days after the end of each fiscal month, the monthly statements received by any Loan Party from any Credit Card Issuers or Credit Card Processors, together with such additional information with respect thereto as shall be reasonably sufficient to enable the Agents to monitor the transactions pursuant to the Credit Card Agreements;
(xvii)    simultaneously with the delivery of the financial statements of the Parent and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(q), the consolidated financial statements of the Parent and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance satisfactory to the Agents; and
(xviii)    promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party as any Agent may from time to time may reasonably request.
(b)    Additional Guarantors and Collateral Security. Cause:
(i)    each Subsidiary of any Loan Party not in existence on the Effective Date, to execute and deliver to the Collateral Agent promptly and in any event within 3 Business Days after the formation, acquisition or change in status thereof, (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such real property, (D) Credit Card Acknowledgements with respect to any Credit Card Agreements of such Subsidiary, (E) Domain Name Control Agreements with respect to any Domain Assets owned by such Subsidiary, and (F) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations; and
(ii)    each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 3 Business Days after the formation or acquisition of

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such Subsidiary a Pledge Amendment (as defined in the Security Agreement), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents requested by the Collateral Agent.
Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become a Guarantor of the U.S. Obligations hereunder (and, as such, shall not be required to deliver the documents required by clause (i) above in respect of any U.S. Obligations); provided, however, that if the Equity Interests of a Foreign Subsidiary are directly owned by a U.S. Loan Party, such U.S. Loan Party shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Collateral Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (ii) above to the Collateral Agent, and take all commercially reasonable actions reasonably requested by the Collateral Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Specified Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, as security for the U.S. Obligations in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Loan Party.
(c)    Compliance with Laws; Payment of Taxes.
(i)    Comply, and cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law (including, without limitation, all Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing).
(ii)    Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all taxes, assessments and other governmental charges imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries in an aggregate amount for all such taxes, assessments and other governmental charges exceeding $50,000, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP; provided that the aggregate amount of all taxes, assessments and other governmental charges being so contested at any one time shall not exceed $250,000.
(d)    Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, except as otherwise expressly permitted pursuant to Section 7.02(c), and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

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(e)    Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.
(f)    Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent at any time and from time to time upon reasonable prior notice to the Administrative Borrower and during normal business hours, at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I Environmental Site Assessments (and, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives; provided that the Borrowers shall not be required to reimburse the Agents for more than one such visit, inspection, audit, appraisal or other examination during any calendar year (excluding Qualified Appraisals) unless an Event of Default has occurred and is continuing (in which case no such limit shall be applicable). In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).
(g)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.
(h)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent, worker's compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. All policies covering the Collateral are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the

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Collateral Agent may designate from time to time, and shall provide for not less than 30 days' (10 days' in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
(i)    Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.
(j)    Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and provide to the Collateral Agent any documentation of such compliance which the Collateral Agent may reasonably request; (iii) provide the Agents written notice within 5 days of any Authorized Officer of any Loan Party obtaining knowledge of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries, and take any Remedial Actions required to abate said Release; and (iv) provide the Agents with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could reasonably be expected to have a Material Adverse Effect.
(k)    Fiscal Year. Cause the Fiscal Year of the Parent and its Subsidiaries to end on December 31st of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).
(l)    Landlord Waivers; Collateral Access Agreements. Commencing on the date that is 30 days following the Effective Date, at any time any Collateral with a book value in excess of $250,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Loan Party (whether such real property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, or is stored on the premises of a bailee, warehouseman, or similar party, use commercially reasonable efforts to obtain written subordinations or waivers

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or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent.
(m)    After Acquired Real Property. Upon the acquisition by it or any of its Subsidiaries, other than any Foreign Subsidiary, after the date hereof of any fee interest in any real property (wherever located) (each such interest being a "New Facility") with a Current Value (as defined below) in excess of $100,000 immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify such Loan Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to such New Facility. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the Person that has acquired such New Facility shall promptly furnish the same to the Collateral Agent. The Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(m).
(n)    Anti-Bribery and Anti-Corruption Laws. Maintain, and cause each of its Subsidiaries to maintain, anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws.
(o)    Lender Meetings. From time to time upon the reasonable request of any Agent or the Required Lenders, cause the senior members of the management teams of each Loan Party (including, without limitation, any Person specifically requested by any Agent) to participate in telephonic meetings with the Agents and the Lenders and in-person meetings with the Agents and the Lenders at the Borrowers' corporate offices (or at such other location as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders) to discuss the affairs, assets, financial performance, liquidity, operational performance and finances of the Loan Parties and such other matters as may be reasonably requested by any Lender or any Agent, at such times as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders; provided that, so long as no Event of Default shall have occurred and be continuing, (i) requests for telephonic meetings may not be made more frequently than once during each calendar month and (ii) requests for in-person meetings may not be made more frequently than once during each calendar year.
(p)    Domain Name Control Agreements. Obtain and maintain at all times, Domain Name Control Agreements with respect to each of the domain names owned by any Loan Party, and, at the request of the Collateral Agent, enter into such other agreements and arrangements with third party domain name registrars necessary or appropriate to allow the Collateral Agent to access and control the use and ownership of the Domain Assets in the event that it is necessary for the Agents to exercise their remedies under the Loan Documents.
(q)    Proceeds of Dispositions of Sharecare Equity and Extraordinary Receipts.
(i)    Immediately upon the Disposition of any Sharecare Equity by the Parent or any of its Subsidiaries, deliver to the Administrative Agent, for deposit into the Cash

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Collateral Account, an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition; and
(ii)    upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, deliver to the Administrative Agent, for deposit into the Cash Collateral Account, an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith;
provided, however, that the aggregate amount of funds required to be delivered to the Administrative Agent for deposit into the Cash Collateral Account pursuant to this Section 7.01(q) shall not exceed the amount required to repay the Obligations in full.
(r)    Board Observation Rights. (i) Permit one observer designated by the Collateral Agent (the "Board Observer") to attend any meeting (a "BOD Meeting") of the Board of Directors of the Parent (or its direct or indirect ultimate parent holding company) or any of its Subsidiaries (or, in each case, any relevant committees thereof), except that the Board Observer shall not be entitled to vote on matters presented to or discussed by the Board of Directors (or any relevant committee thereof) of the Parent (or its direct or indirect ultimate parent holding company) or any of its Subsidiaries at any such meetings; (ii) hold BOD Meetings no less than once per calendar quarter; (iii) notify the Board Observer of the time and place of any BOD Meetings and all proposed actions to be taken by the Board of Directors (or any relevant committee thereof) of the Parent (or its direct or indirect ultimate parent holding company) and any of its Subsidiaries at such meeting in a manner consistent with such notice provided to members of the Board of Directors or relevant committee thereof; (iv) provide to the Board Observer all information provided to the members of the Board of Directors or any similar group performing an executive oversight or similar function (or any relevant committee thereof) of the Parent (or its direct or indirect ultimate parent holding company) and any of its Subsidiaries in anticipation of or at such meeting (regular or special and whether telephonic or otherwise), in addition to copies of the records of the proceedings or minutes of such meeting, when provided to the members (it being understood that the Board Observer shall be required to keep such materials and information confidential in accordance with Section 12.19 of this Agreement); and (v) with respect to two BOD Meetings per year, reimburse the Board Observer, upon request, for all reasonable out-of-pocket costs and expenses incurred in connection with its participation in any such BOD Meeting; provided, that if counsel to the Parent or such Subsidiary advises the Parent or such Subsidiary that in its reasonable good faith discretion, participation in any BOD Meeting by the Board Observer or delivery of any document to the Board Observer required pursuant to clause (i) or (iv) above would result in a waiver of attorney-client privilege, create a conflict of interest or otherwise violate applicable law, the Parent shall notify the Board Observer in writing thereof (which notice shall contain reasonable detail regarding the nature of the issue and the related legal concern) and shall be entitled to exclude the Board Member from the portion of the applicable BOD Meeting during which such issue is discussed and redact the portion of the relevant documents addressing such issue.
(s)    Post-Closing Requirements.
(i)    Within 10 Business Days following the Effective Date (or such later date as the Collateral Agent may otherwise agree), deliver to the Collateral Agent, in form and

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substance reasonably satisfactory to the Collateral Agent, evidence of the insurance coverage required by Section 7.01 (to the extent not provided on the Effective Date) and endorsements in respect of each insurance policy maintained by the Loan Parties (except as otherwise agreed by the Collateral Agent), naming the Collateral Agent as additional insured or lenders loss payee, as applicable, and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Collateral Agent and each such named insured or loss payee;
(ii)    Within 30 days following the Effective Date (or such later date as the Collateral Agent may otherwise agree), deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, (A) (1) amendments to the operating agreements of each Subsidiary of the Parent that is a limited liability company, (2) certificates representing the Equity Interests of each such Subsidiary, and (3) transfer powers with respect to the Equity Interests referred to in clause (2) above, duly executed in blank, and (B) amendments to the certificates of incorporation of Remark Travel, Inc. and Roomlia, Inc.
(iii)    Within 30 days following the Effective Date (or such later date as the Collateral Agent may otherwise agree), (A) repay in full (and terminate all obligations in respect of) (1) the Parent's payment obligations to Jeff Arnold in the aggregate principal amount of $85,000, and (2) the Convertible Promissory Note, dated as of December 11, 2014, made by the Parent to the order of Scott Booth, an individual, in the original face amount of $100,000, and (B) deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, evidence of such repayment and termination.
(iv)    Within 30 days following the Effective Date (or such later date as the Collateral Agent may otherwise agree), deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, Domain Name Control Agreements with respect to each domain name owned by any Loan Party, duly executed by the applicable Loan Party, the Collateral Agent and the applicable domain name registrar; provided, that if the Loan Parties are unable to deliver such Domain Name Control Agreements to the Collateral Agent by such date, after using commercially reasonable efforts to do so, no Default or Event of Default shall result under this provision if, within 60 days following the Effective Date, the Loan Parties (A) use commercially reasonable efforts to identify a new domain registrar that is willing to enter into a Domain Name Control Agreement with the Collateral Agent, (B) transfer all of the domain names owned by a Loan Party to a new registrar that is willing to enter into a Domain Name Control Agreement with the Collateral Agent, and (C) deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, Domain Name Control Agreements with respect to each domain name owned by any Loan Party, duly executed by the applicable Loan Party, the Collateral Agent and each new applicable domain name registrar.
(v)    Within 30 days following the Effective Date (or such later date as the Collateral Agent may otherwise agree), deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, Control Agreements with respect to each Cash Management Account maintained by any Loan Party (other than Excluded Accounts), duly executed by the applicable Loan Party, the Collateral Agent and the applicable financial institution.

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(vi)    Use commercially reasonable best efforts to deliver to the Collateral Agent, within three Business Days following the next meeting of the shareholders of the Parent, an amendment to the certificate of incorporation of the Parent, in form and substance reasonably satisfactory to the Collateral Agent
(vii)    Use commercially reasonable best efforts to deliver to the Collateral Agent, within 30 days following the Effective Date (or such later date as the Collateral Agent may otherwise agree), Credit Card Acknowledgments, in form and substance reasonably satisfactory to the Collateral Agent, duly executed by the Collateral Agent, the applicable Loan Parties, and each Credit Card Issuer and Credit Card Processor that is party to a Credit Card Agreement with one or more Loan Parties (except to the extent the Collateral Agent may otherwise agree); provided, that to the extent such Credit Card Acknowledgements cannot be delivered by such date, the Loan Parties and the Agents agree to negotiate in good faith to reach a mutually acceptable solution with respect to the credit card arrangements of the Loan Parties, which may include, to the extent reasonably required by the Agents, entering into Credit Card Agreements with new Credit Card Processors and Credit Card Issuers.
(viii)    Within 90 days following the Effective Date (or such later date as the Collateral Agent may otherwise agree), deliver to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, such local law security documents as may be necessary to grant to the Collateral Agent a first-priority perfected security interest (under local law) with respect to 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of KanKan HK Limited (and to the extent requested by the Collateral Agent, any other Subsidiary of the Parent that participates in the KanKan ~~social media channel~~artificial intelligence data platform business), accompanied by an opinion of local counsel to the effect that the security interest of the Collateral Agent thereunder is perfected.
(ix)    Within 90 days following the Effective Date (or such later date as the Collateral Agent may otherwise agree), deliver to the Collateral Agent evidence of the liquidation of the MyStockFund businesses, the transfer of all remaining assets of MyStockFund Securities, Inc. to a Loan Party, and the dissolution of MyStockFund Securities, Inc.
(t)    Credit Card Agreements. (a) Observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein; (b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a material default under or material breach of any of the terms of any of the Credit Card Agreements; (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, or materially modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) any such Loan Party may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of such Loan Party; provided that such Loan Party shall give the Agents not less than 5 Business Days' prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements, and (ii) any Loan Party may modify or amend any of the Credit Card Agreement, so long as such modification or amendment does not give the Credit Card Issuer or Credit Card Processor party thereto greater rights to set-off against amounts otherwise payable

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to such Loan Party or greater rights to cease or suspend payments to such Loan Party; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer or Credit Card Processor unless (i) the Agents shall have received not less than 30 days' prior written notice of the intention of such Loan Party to enter into such agreement (together with such other information with respect thereto as the Agents may reasonably request) and (ii) such Loan Party delivers, or causes to be delivered to the Agents, a Credit Card Acknowledgment in favor of the Collateral Agent; and (e) furnish to the Agents, promptly upon the request of any Agent, such information and evidence as any Agent may reasonably require from time to time concerning the observance, performance and compliance by such Loan Party or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.
(u)    Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document (including, without limitation, upon the occurrence of an Event of Default, causing each Credit Card Issuer and Credit Card Processor to direct all payments (due to any Loan Party) of all credit card charges submitted by any Loan Party to such Credit Card Issuer and Credit Card Processor to the Administrative Agent's Account). In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.
Section 7.02    Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a)    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

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(b)    Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.
(c)    Fundamental Changes; Dispositions.
(i)    Wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that (A) any wholly-owned Subsidiary of any Loan Party (other than a Borrower) may be merged into such Loan Party or another wholly-owned Subsidiary of such Loan Party, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Party, so long as (1) no other provision of this Agreement would be violated thereby, (2) such Loan Party gives the Agents at least 30 days' prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, but not limited to, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (3) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (4) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (5) the surviving Subsidiary, if any, if not already a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation and (B) the Loan Parties may wind down and terminate the HowStuffWorks and MyStockFund businesses, and liquidate any Subsidiary that has substantially no business other than the business of HowStuffWorks or MyStockFund, so long as the assets of such Subsidiary are distributed to a Loan Party prior to (or concurrently with) the effectiveness of such liquidation; and
(ii)    Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.
(d)    Change in Nature of Business.
(i)    Engage, or permit any of its Subsidiaries to engage in any business other than a Permitted Business; or
(ii)    notwithstanding anything to the contrary contained in any provision of this Agreement or any other Loan Document, permit any U.S. Loan Party to transfer any funds or any other asset, or make any loan or advance to, or investment in, BVI Borrower, other than to the extent such transfer, loan, advance or investment would have been permitted to have been made to or in any Subsidiary of the Parent that is not a U.S. Loan Party.

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(e)    Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Investment in any other Person except for Permitted Investments.
(f)    Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.
(g)    Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries in any fiscal period set forth in the table below to exceed the amount set forth opposite such fiscal period; provided that, if the LasVegas.com License Agreement is terminated, or the amounts required to be paid by the Parent and its Subsidiaries under the LasVegas.com License Agreement are reduced or otherwise modified, each amount set forth below shall be reduced on a dollar-for-dollar basis equal to the difference, if positive, between (i) the amount payable during such period by the Parent and its Subsidiaries under the LasVegas.com License Agreement (calculated based on the LasVegas.com License Agreement as in effect on the Effective Date), and (ii) the amount payable during such period by the Parent and its Subsidiaries under the LasVegas.com License Agreement (calculated based on the LasVegas.com License Agreement as in effect after giving effect to such termination, payment reduction or other payment modification):

Period	Capital Expenditure
January 1, 2016 through December 31, 2016	$7,500,000
January 1, 2017 through December 31, 2017	$10,200,000
January 1, 2018 through December 31, 2018	$6,000,000
January 1, 2019 through December 31, 2019	$7,000,000
January 1, ~~2018~~2020 through the Final Maturity Date	$~~11,900,000~~7,000,000

(h)    Restricted Payments.  Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.
(i)    Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.
(j)    Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except

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(i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, provided that such transactions are fully disclosed to the Agents prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $50,000 for any single transaction or series of related transactions, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of the Parent to Affiliates of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, and (v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary.
(k)    Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:
(A)    this Agreement and the other Loan Documents;
(B)    any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided that any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;
(C)    any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);
(D)    in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;
(E)    customary restrictions on dispositions of real property interests in reciprocal easement agreements;

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(F)    customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets; or
(G)    customary restrictions in contracts that prohibit the assignment of such contract.
(l)    Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (iv) customary provisions in leases restricting the assignment or sublet thereof.
(m)    Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.
(i)    Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect;
(ii)    except for the Obligations, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), (B) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Indebtedness as

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a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, other than under the Vegas.com Earnout Payments; or
(iii)    amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders' agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.
(n)    Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.
(o)    ERISA. (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.
(p)    Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance in all material respects with Environmental Laws.
(q)    Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP).

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(r)    Anti-Money Laundering and Anti-Terrorism Laws.
(i)    Do, or permit any of its Affiliates or agents to do, any of the following:
(A)    conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;
(B)    deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the OFAC Sanctions Programs;
(C)    use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any violation of the Anti-Money Laundering and Anti-Terrorism Laws or any specified unlawful activity as that term is defined in the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957; or
(D)    violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering and Anti-Terrorism Laws.
(ii)    Be or become, or permit any Affiliate of any of the Loan Parties, or any officer, director or principal shareholder or owner of any of the Loan Parties, or any of the Loan Parties' respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, to be or become a Blocked Person.
(s)    Anti-Bribery and Anti-Corruption Laws.
(i)    Offer, promise, pay, give, or authorize the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any Foreign Official for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official; or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or
(ii)    act or attempt to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.
(t)    Immaterial Subsidiaries. Permit MyStockFund Securities Inc. to (i) engage in any business activities other than business activities necessary in connection with the winding down of its business operations, (ii) own assets having a fair market value in excess of $50,000 in the aggregate for all such assets, or (iii) have liabilities in excess of $50,000 in the aggregate for all such liabilities.
Section 7.03    Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent

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Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a)    Consolidated Gross Revenue of KanKan. Permit the consolidated gross revenues of KanKan HK Limited and any other Subsidiary of the Parent that participates in the KanKan ~~social media channel~~artificial intelligence data platform business for any fiscal ~~quarter~~ period of the Parent and its Subsidiaries for which ~~the~~such fiscal ~~quarter~~period ends on a date set forth below to be less than the amount set forth opposite such date:

Fiscal ~~Quarter~~Period End	Consolidated Revenue
~~December~~Three consecutive months ending on March 31, ~~2017~~2018	$~~2,500,000~~1,100,000

Six consecutive months ending on June 30, 2018	$3,100,000

Nine consecutive months ending September 30, 2018	$12,600,000

~~March~~Twelve consecutive months ending on December 31, 2018	$~~3,000,000~~25,000,000

Twelve consecutive months ending on March 31, 2019	$30,000,000

Twelve consecutive months ending on June 30, ~~2018 and the last day of each fiscal quarter ended thereafter~~2019	$~~4,000,000~~35,000,000

Twelve consecutive months ending on September 30, 2019	$40,000,000

Twelve consecutive months ending on December 31, 2019	$45,000,000

Twelve consecutive months ending on March 31, 2020	$50,000,000

Twelve consecutive months ending on June 30, 2020	$55,000,000

Twelve consecutive months ending on September 30, 2020	$55,000,000

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(b)    Consolidated EBITDA of Vegas.com and its Subsidiaries. Permit Consolidated EBITDA of Vegas.com and its Subsidiaries for any ~~four fiscal quarter~~twelve consecutive month period of Vegas.com and its Subsidiaries for which such twelve consecutive month period ends on a date set forth below to be less than ~~$7,500,000 at the end of any fiscal quarter.~~the amount set forth opposite such date:

Twelve Consecutive Month Period Ending	Consolidated EBITDA
March 31, 2018	$8,000,000

June 30, 2018	$8,666,667

September 30, 2018	$9,333,333

December 31, 2018	$10,000,000

March 31, 2019	$10,625,000

June 30, 2019	$11,250,000

September 30, 2019	$11,875,000

December 31, 2019	$12,500,000

March 31, 2020	$12,500,000

June 30, 2020	$12,500,000

September 30, 2020	$12,500,000

(c)    Asset Value. Permit the Asset Value of (i) the Parent and its Subsidiaries at any time to be less than the Required Asset Value of the Parent and its Subsidiaries specified in the Side Letter therefor (less the Release Price applicable to any Specified Asset that has been Disposed of pursuant to clause (i) of the definition of Permitted Dispositions and, to the extent Disposed of pursuant to clause (h) of the definition of Permitted Dispositions, the Sharecare Equity), (ii) any Specified Asset (other than any Specified Asset that has been Disposed of pursuant to clause (i) of the definition of Permitted Dispositions) at any time to be less than the Required Asset Value specified for such Specified Asset in the Side Letter, or (iii) the Sharecare Equity (except to the extent Disposed of pursuant to clause (h) of the definition of Permitted Dispositions) at any time to be less than the Required Asset Value specified therefor in the Side Letter.

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(d)    Minimum Liquidity. Permit the amount of cash on deposit in the Cash Collateral Account (excluding any amounts deposited in the Cash Collateral Account pursuant to Section 7.01(q)) to be less than $2,250,000 at any time.

ARTICLE VIII

CASH MANAGEMENT ARRANGEMENTS
AND OTHER COLLATERAL MATTERS

Section 8.01    Cash Management Arrangements. (a)  The Loan Parties shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Agents at one or more of the banks set forth on Schedule 8.01 (each a "Cash Management Bank") and (ii) except as otherwise provided under Section 8.01(b), deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party and remittances on credit card sales) into a Cash Management Account.
(b)    On or prior to the date that is 30 days following the Effective Date (or such later date as the Collateral Agent may otherwise agree), the Loan Parties shall, with respect to each Cash Management Account (other than Excluded Accounts), deliver to the Collateral Agent a Control Agreement with respect to such Cash Management Account. The Loan Parties shall not maintain, and shall not permit any of their Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts).
(c)    Upon the terms and subject to the conditions set forth in a Control Agreement with respect to a Cash Management Account, all amounts received in such Cash Management Account shall at the Administrative Agent's direction be wired each Business Day into the Administrative Agent's Account, except that, so long as no Event of Default has occurred and is continuing, the Administrative Agent will not direct the Cash Management Bank to transfer funds in such Cash Management Account to the Administrative Agent's Account.
(d)    So long as no Default or Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to the Collateral Agent and the Collateral Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement. Each Loan Party shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with

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the foregoing sentence) promptly and in any event within 30 days of notice from the Collateral Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in the Collateral Agent's reasonable judgment, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Collateral Agent's liability under any Control Agreement with such Cash Management Bank is no longer acceptable in the Collateral Agent's reasonable judgment.
(e)    Notwithstanding the foregoing, the Cash Collateral Account shall be subject to a Control Agreement that provides the Collateral Agent with sole dominion and control over the Cash Collateral Account and the funds on deposit therein. All funds deposited into the Cash Collateral Account will remain in the Cash Collateral Account until the Final Maturity Date; provided that, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, but not the obligation, to apply the funds on deposit in the Cash Collateral Account to the payment of the Obligations (whether or not then due) until paid in full.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.01    Events of Default. Each of the following events shall constitute an event of default (each, an "Event of Default"):
(a)    any Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) all ~~of~~or any portion of the principal of the Loans, any interest on any Loan, any Collateral Agent Advance or any fee, indemnity or other amount payable under this Agreement or any other Loan Document;
(b)    any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or "Material Adverse Effect" in the text thereof) when made or deemed made;
(c)    any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a), Section 7.01(c), Section 7.01(d), Section 7.01(f), Section 7.01(h), Section 7.01(k), Section 7.01(m), Section 7.01(n), Section 7.01(o), Section 7.01(p), Section 7.01(q), Section 7.01(r), Section 7.01(s), Section 7.02 or Section 7.03 or Article VIII, or any Loan Party shall fail to perform or comply with any covenant or agreement contained in the Side Letter or in any Security Agreement to which it is a party or any Mortgage to which it is a party~~, or any party to the Shareholder Letter or the Side Letter shall fail to perform or comply with any covenant or agreement contained therein~~;

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(d)    any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date an Authorized Officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;
(e)    any Loan Party or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement) having an aggregate amount outstanding in excess of $250,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;
(f)    any Loan Party or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);
(g)    any proceeding shall be instituted against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;
(h)    any provision of any Loan Document (other than any provision of any Loan Document that is immaterial, as determined by the Agents in their good faith reasonable discretion) shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity

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or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;
(i)    any Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;
(j)    one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $250,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been notified and has not denied coverage) shall be rendered against any Loan Party or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;
(k)    any Loan Party or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting, or otherwise ceases to conduct for any reason whatsoever, all or any material part of its business for more than 15 days;
(l)    any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect;
(m)    the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Loan Party or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;
(n)    the indictment of any Loan Party or any of its Subsidiaries or any Authorized Officer of the Parent or any of its Subsidiaries under any criminal statute, or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries or any Authorized Officer of the Parent or any of its Subsidiaries, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person;
(o)    any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual

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amount exceeding $250,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates' annual contribution requirements with respect to such Multiemployer Plan increases in an annual amount exceeding $250,000;
(p)    any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $250,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount);
(q)    (i) there shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be "Senior Indebtedness" or "Designated Senior Indebtedness" (or any comparable terms) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (iii) any Indebtedness other than the Obligations shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the documents evidencing or governing any Subordinated Indebtedness, (iv) any holder of Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, or (v) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness;
(r)    any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to any Loan Party to fund a reserve account or otherwise hold as collateral, or shall require any Loan Party to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Loan Party shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $250,000;
(s)    a Change of Control shall have occurred; or
(t)    an event or development occurs which could reasonably be expected to have a Material Adverse Effect;
then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon,

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all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.

ARTICLE X

AGENTS

Section 10.01    Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii)  to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers

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pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.
Section 10.02    Nature of Duties; Delegation. (a) The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.
(b)    Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-

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in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article X to the extent provided by the applicable Agent.
Section 10.03    Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).
Section 10.04    Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person,

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and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.
Section 10.05    Indemnification. To the extent that any Agent is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five days of written demand by such Agent, reimburse such Agent for and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.
Section 10.06    Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.
Section 10.07    Successor Agent. (a) Any Agent may at any time give at least 30 days' prior written notice of its resignation to the Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided

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to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor's Agent's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.
Section 10.08    Collateral Matters.
(a)    The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Reference Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01. The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.
(b)    The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnification Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).

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(c)    Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.
(d)    Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.
(e)    The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem

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appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.
Section 10.09    Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.
Section 10.10    No Reliance on any Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced ("CIP Regulations"), or any other Anti-Terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.
Section 10.11    No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.
Section 10.12    No Fiduciary Relationship. It is understood and agreed that the use of the term "agent" herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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Section 10.13    Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:
(a)    is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to the Parent or any of its Subsidiaries (each, a "Report") prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,
(b)    expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,
(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding the Parent and its Subsidiaries and will rely significantly upon the Parent's and its Subsidiaries' books and records, as well as on representations of their personnel,
(d)    agrees to keep all Reports and other material, non-public information regarding the Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and
(e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys' fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
Section 10.14    Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.
Section 10.15    [Intentionally Omitted].

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Section 10.16    [Intentionally Omitted].
Section 10.17    Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.

ARTICLE XI

GUARANTY

Section 11.01    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding) fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency

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Proceeding involving any Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.
Section 11.02    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Parties with respect thereto. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;
(c)    any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)    the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;
(e)    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or
(f)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.
This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

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Section 11.03    Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
Section 11.04    Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.
Section 11.05    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be

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credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.
Section 11.06    Contribution. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty.  Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor's Aggregate Payments to equal its Fair Share as of such date.  "Fair Share" means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed.  "Fair Share Contribution Amount" means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Guarantor for purposes of this Section 11.06, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor.  The allocation among Guarantors of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Guarantor hereunder.  Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.06.

ARTICLE XII

MISCELLANEOUS

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Section 12.01    Notices, Etc.

(a)    Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):
if to the Administrative Borrower and/or any Loan Party, to it at the following address:

Remark ~~Media~~Holdings, Inc.
~~3930~~3960 Howard Hughes Parkway, Suite ~~400~~900
Las Vegas, NV 89169
Attention: Chief Financial Officer
Telephone: 702-701-9514

with a copy to:
Olshan Frome Wolosky LLP
~~Park~~1325 Avenue ~~Tower~~of the Americas
~~65 East 55th Street~~
New York, NY ~~10022~~10019
Attention: Robert H. Friedman
Telephone: 212-451-2220
Telecopier: 212-451-2222

if to the Administrative Agent or to the Collateral Agent, to it at the following address:

MGG Investment Group LP
888 7th Avenue
New York, New York 10106
Attention: Kevin F. Griffin
Telephone: 212-356-6100
Email: creditagreementnotices@mgginv.com
with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue

New York, New York 10022
Attention: Frederic L. Ragucci
Telephone: 212-756-2000
Telecopier: 212-593-5955
All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided that (i) notices sent by overnight courier service shall be deemed to have been received the next Business Day, and (ii) notices by facsimile shall be deemed to have been received when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.
(b)    Electronic Communications.
(i)    Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.
(ii)    Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
Section 12.02    Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document (excluding the Fee Letter), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent, by the Required Lenders (or by the Collateral Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Collateral

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Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:
(i)    increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender;
(ii)    change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;
(iii)    amend the definition of "Required Lenders" or "Pro Rata Share" without the written consent of each Lender;
(iv)    release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender; or
(v)    amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender.
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents, (B) any amendment, waiver or consent to any provision of this Agreement (including Sections 4.01 and 4.02) that permits any Loan Party, any Permitted Holder (or other equity holder of the Parent) or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby and (C) the consent of the Borrowers shall not be required to change any order of priority set forth in Section 2.05(d) and Section 4.03. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than Defaulting Lenders.
(b)    If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender (the "Holdout Lender") fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least 5 Business Days' prior irrevocable notice to the Holdout Lender, may permanently

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replace the Holdout Lender with one or more substitute lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.
Section 12.03    No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.
Section 12.04    Expenses; Taxes; Attorneys' Fees. The Borrowers will pay on demand, all costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (b) through (n) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (b) through (n) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), subject to a cap of $350,000 with respect to the negotiation and preparation of Loan Documents and Equity Documents prior to the Effective Date, (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents' or any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection

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therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any Facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, (m) the rating of the Loans by one or more rating agencies in connection with any Lender's Securitization, or (n) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrowers agree to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.
Section 12.05    Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender

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shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.
Section 12.06    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 12.07    Assignments and Participations.
(a)    This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.
(b)    Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitment and the Loan made by it with the written consent of the Collateral Agent; provided, however, that no written consent of the Collateral Agent shall be required (i) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (ii) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.
(c)    Assignments shall be subject to the following additional conditions:
(i)    Each such assignment shall be in an amount which is at least $1,000,000 (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000); and
(ii)    the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent, for the benefit of the Collateral Agent, a processing and recordation fee of $5,000, except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender.

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(d)    Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(e)    By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.
(f)    The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The

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Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(g)    Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent or the Collateral Agent pursuant to Section 12.07(c) (which consent of the applicable Agent must be evidenced by such Agent's execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment, record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee in conjunction with delivery of the assignment to the Administrative Agent) and provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.
(h)    A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.
(i)    In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(j)    Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09(e).
(k)    Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made

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by it provided that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.
(l)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a "Securitization"); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.
Section 12.08    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
Section 12.09    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

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Section 12.10    CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.
(a)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
(b)    The BVI Borrower hereby irrevocably appoints C T Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its agent to receive on behalf of the BVI Borrower service of the summons and complaint and any other process which may be served in any action or proceeding described above. Such service may be made by mailing or delivering a copy of such process to the BVI Borrower, in care of the Process Agent at the address specified above for such Process Agent, and the BVI Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The BVI Borrower covenants and agrees that, for so long as it shall be bound under this Agreement or any other Loan Document, it shall maintain a duly appointed agent for the service of summons

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and other legal process in New York, New York, United States of America, for the purposes of any legal action, suit or proceeding brought by any party in respect of this Agreement or such other Loan Document and shall keep the Agents advised of the identity and location of such agent. If for any reason there is no authorized agent for service of process in New York, the BVI Borrower irrevocably consents to the service of process out of the said courts by mailing copies thereof by registered United States air mail postage prepaid to it at its address specified in Section 12.01. Nothing in this Section 12.10 shall affect the right of any Secured Party to (i) commence legal proceedings or otherwise sue the BVI Borrower in the country in which it is domiciled or in any other court having jurisdiction over the BVI Borrower or (ii) serve process upon the BVI Borrower in any manner authorized by the laws of any such jurisdiction.
Section 12.11    WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.
Section 12.12    Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.
Section 12.13    No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.
Section 12.14    Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of

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any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.
Section 12.15    Indemnification; Limitation of Liability for Certain Damages.
(a)    In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrowers' use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Loan Account and Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction.
(b)    The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.
(c)    No Loan Party shall assert, and each Loan Party hereby waives, any claim against the Indemnitees, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on

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contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(d)    The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.
Section 12.16    Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.
Section 12.17    Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.
Section 12.18    Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than

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the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.
For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.
The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.
Section 12.19    Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates' respective equityholders (including, without limitation, partners), directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the

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confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization first agrees, in writing, to be bound by confidentiality provisions substantially the same as this Section 12.19; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) as required in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the written consent of the Administrative Borrower.
Section 12.20    Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.
Section 12.21    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
Section 12.22    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.

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Section 12.23    Investment Unit Tax Reporting. The Borrowers and the Secured Parties acknowledge and agree that the Warrants and the CBG Warrants are part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. The Borrowers and the Secured Parties further agree as between them, that the fair market value of the Warrants is $3,000,000 and that, pursuant to Treasury Regulations Section 1.1273-2(h), $3,000,000 of the issue price of the investment unit will be allocable to the Warrants and the balance (after taking into account the Discount (as defined in the Fee Letter)) shall be allocable to the Loan. The Borrowers and the Secured Parties further agree as between them, that the fair market value of the CBG Warrants is $3,500,000 and that, pursuant to Treasury Regulations Section 1.1273-2(h), $3,500,000 of the issue price of the investment unit will be allocable to the CBG Warrants and the balance (after taking into account the Additional Discount (as defined in the Fee Letter)) shall be allocable to the Loan. The Borrowers and the Secured Parties each agree to prepare their federal income tax returns in a manner consistent with the foregoing.
Section 12.24    Judgment Currency. This is an international financial transaction in which the specification of a currency and payment in New York is of the essence. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Administrative Agent's Account in New York in immediately available funds. To the fullest extent permitted by applicable law, the obligations of each Loan Party to the Secured Parties under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other currency or in a place other than to the Administrative Agent's Account in New York to the extent that the amount so paid after conversion under this Agreement and transfer to New York does not yield the amount of Dollars in New York due under this Agreement and under the other Loan Documents. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the "Other Currency"), to the fullest extent permitted by applicable law, the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal procedures, purchase Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Secured Parties hereunder shall, notwithstanding any judgment in such Other Currency, be discharged only to the extent that, on the Business Day immediately following the date on which the Administrative Agent receives any sum adjudged to be so due in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with the Other Currency. If the Dollars so purchased are less than the sum originally due to the Secured Parties in Dollars, each Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Secured Parties against such loss, and if the Dollars so purchased exceed the sum originally due to the Secured Parties in Dollars, the Secured Parties agrees to remit to the Loan Parties such excess.
Section 12.25    Waiver of Immunity. To the extent that any Loan Party has or hereafter may acquire (or may be attributed, whether or not claimed) any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of process or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Loan Party hereby irrevocably waives and agrees not to plead or claim, to the fullest

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extent permitted by law, such immunity in respect of (a) its obligations under the Loan Documents, (b) any legal proceedings to enforce such obligations and (c) any legal proceedings to enforce any judgment rendered in any proceedings to enforce such obligations. Each Loan Party hereby agrees that the waivers set forth in this Section 12.25 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of the Foreign Sovereign Immunities Act.
Section 12.26    English Language. This Agreement and each other Loan Document have been negotiated and executed in English. All certificates, reports, notices and other documents and communications given or delivered by any party hereto pursuant to this Agreement or any other Loan Document shall be in English or, if not in English, accompanied by a certified English translation thereof. The English version of any such document shall control the meaning of the matters set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

REMARK ~~MEDIA~~HOLDINGS, INC. BANKS.COM, INC. BIKINI.COM LLC FILELATER.COM LLC ROOMLIA, INC. TAX EXTENSION LLC VEGAS.COM, LLC
By:
Name: Douglas Osrow
Title: Chief Financial Officer

GUARANTORS:

CASINO TRAVEL & TOURS, LLC CTT TOURS, LLC CT&T TRANSPORTATION, LLC INTAC INTERNATIONAL, INC. LV.COM, LLC REMARK TRAVEL, INC. SLAPTV LLC
By:
Name: Douglas Osrow
Title: Chief Financial Officer

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[Financing Agreement]

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REMARK HOLDINGS SPV, INC.
By:
Name: Douglas Oscow
Title: Chief Financial Officer

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[Financing Agreement]

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COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

MGG INVESTMENT GROUP LP
By:
Name: Kevin Griffin
Title: Chief Executive Officer and Chief Investment Officer

LENDER:

MGG SPECIALTY FINANCE FUND LP
By:
Name: Kevin Griffin
Title: Chief Executive Officer and Chief Investment Officer

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[Financing Agreement]

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Schedule 1.01(A)

Lenders and Lenders' Commitments

Lender	Initial Loan[1]	Additional Loan Commitment
MGG FUNDING II LLC	$26,063,870.26	$0.00
MGG SPECIALTY FINANCE FUND LP	95,123.64	5,879,977.00
MGG SF EVERGREEN FUND LP	0.00	1,351,304.00
MGG SF EVERGREEN MASTER FUND (CAYMAN) LP	289,610.86	0.00
MGG SF DRAWDOWN UNLEVERED FUND LP	1,051,395.24	768,719.00
Total	$27,500,000.00	$8,000,000.00

1 As of the First Amendment Effective Date.

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